                                                Filed Pursuant to Rule 424(b)(2)
                                                Registration No. 333-64844


                            PROSPECTUS SUPPLEMENT
                            (TO PROSPECTUS DATED FEBRUARY 27, 2003)

        ENHANCED APPRECIATION SECURITIES

        UBS AG $14,000,000 NOTES LINKED TO THE S&P 500(R) INDEX DUE OCTOBER 29, 2004
        UBS AG $5,500,000 NOTES LINKED TO THE DOW JONES INDUSTRIAL AVERAGE(SM) DUE OCTOBER 29, 2004
        UBS AG $8,500,000 NOTES LINKED TO THE NASDAQ-100 INDEX(R) DUE OCTOBER 29, 2004

        WE ARE OFFERING THREE SEPARATE SERIES OF ENHANCED APPRECIATION SECURITIES, EACH OF WHICH IS AN INDIVIDUAL SECURITY. YOU MAY INVEST IN ONE OR MORE SERIES OF THE NOTES OFFERED BY THIS PROSPECTUS SUPPLEMENT. EXCEPT AS OTHERWISE INDICATED, THE TERMS DESCRIBED BELOW APPLY GENERALLY TO EACH SERIES OF NOTES.

           Issuer:                   UBS AG
           Maturity Date:            October 29, 2004
           Coupon:                   We will not pay you interest during the term of the Notes.
           Payment at Maturity:      You will receive a cash payment at maturity based on the
                                     Index Return for the Index underlying your Notes. If the
                                     Index Return is positive, it will be tripled, subject to the maximum gain for each series of Notes.

                                     For each series of Notes, the Index starting level and the maximum gain will be as follows:

-----------------------------------------------------------------------------------------
                                                                           MAXIMUM GAIN
SERIES             UNDERLYING INDEX                INDEX STARTING LEVEL    ON THE NOTES
-----------------------------------------------------------------------------------------
 S&P Notes         S&P 500(R) Index                    981.60                  15.25%
 DJIA Notes        Dow Jones Industrial
                   Average(SM)                        9,112.51                 15.75%
 Nasdaq-100 Notes  Nasdaq-100 Index(R)                1,253.76                 20.25%
-----------------------------------------------------------------------------------------

                                     Each series of Notes is linked to a particular underlying
                                     Index, as indicated above, and is fully exposed to any
                                     decline in the level of that Index. THE PERFORMANCE OF EACH
                                     SERIES OF NOTES WILL NOT DEPEND ON THE PERFORMANCE OF ANY
                                     OTHER INDEX OR SERIES OF NOTES. YOU WILL LOSE SOME OR ALL OF
                                     YOUR INVESTMENT IF THE INDEX LEVEL FOR YOUR SERIES OF NOTES
                                     DECLINES. The maximum gain on the Notes varies from one
                                     series of the Notes to another.
                                     For a description of how your payment at maturity will be
                                     calculated, see "What are the steps to calculate payment at maturity?" on page S-4 and "Specific Terms of the Notes--
                                     Payment at Maturity" on page S-27.

           Index Return:             For each series of Notes, the Index Return will be
                                     calculated as follows:
                                     Index ending level - Index starting level
                                     --------------------------------------
                                             Index starting level
           Index starting level:     The closing level of the Index underlying your Notes on July
                                     24, 2003 (the "trade date"), as indicated in the table
                                     above.
           Index ending level:       The closing level of the Index underlying your Notes (as of the final valuation date).
           No Listing:               No series of the Notes will be listed or displayed on any
                                     securities exchange, the Nasdaq National Market System or
                                     any electronic communications network.
           Booking Branch:           UBS AG, Jersey Branch

        SEE "RISK FACTORS" BEGINNING ON PAGE S-11 FOR RISKS RELATED TO AN INVESTMENT IN THE NOTES.

        Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement and accompanying prospectus. Any representation to the contrary is a criminal offense.

        The Notes are not deposit liabilities of UBS AG and are not FDIC insured.

           ---------------------------------------------------------------------------------------------------------------
                                              PRICE TO PUBLIC          UNDERWRITING DISCOUNT        PROCEEDS TO UBS AG
                                         ---------------------------------------------------------------------------------
                      SERIES                TOTAL      PER SECURITY    TOTAL     PER SECURITY      TOTAL      PER SECURITY
           ---------------------------------------------------------------------------------------------------------------
            S&P Notes                    $14,000,000       100%       $210,000       1.5%       $13,790,000       98.5%
            DJIA Notes                    $5,500,000       100%        $82,500       1.5%        $5,417,500       98.5%
            Nasdaq-100 Notes              $8,500,000       100%       $127,500       1.5%        $8,372,500       98.5%
           ---------------------------------------------------------------------------------------------------------------

        UBS INVESTMENT BANK         UBS FINANCIAL SERVICES INC.
        Prospectus Supplement dated July 24, 2003                 [UBS LOGO]

PROSPECTUS SUPPLEMENT SUMMARY

The following is a summary of terms of the Notes, as well as a discussion of factors you should consider before purchasing the Notes. The information in this section is qualified in its entirety by the more detailed explanations set forth elsewhere in this prospectus supplement and in the accompanying prospectus. Please note that references to "UBS," "we," "our" and "us" refer only to UBS AG and not to its consolidated subsidiaries.

WHAT ARE THE ENHANCED APPRECIATION SECURITIES?

The Enhanced Appreciation Securities are medium-term notes issued by UBS whose return is linked to the performance of an Index. We are offering three separate series of Enhanced Appreciation Securities that are identical in all respects, except that each series is linked to the performance of a different underlying Index and is subject to a specified maximum gain at the maturity of the Notes. The relevant terms for each series of Notes are set forth below:

-----------------------------------------------------------------------------------------------
                                                             MAXIMUM      MAXIMUM
                                                           GAIN ON THE   PAYMENT AT   MATURITY
SERIES             UNDERLYING INDEX                           NOTES       MATURITY    DATE
-----------------------------------------------------------------------------------------------
 S&P Notes         S&P 500(R) Index                          15.25%      $1,152.50    10/29/04
 DJIA Notes        Dow Jones Industrial Average(SM)          15.75%      $1,157.50    10/29/04
 Nasdaq-100 Notes  Nasdaq-100 Index(R)                       20.25%      $1,202.50    10/29/04
-----------------------------------------------------------------------------------------------

You may invest in one or more series of Notes offered by this prospectus supplement. For each series of Notes in which you invest, you will receive a cash payment at maturity based on the applicable Index Return. If the Index Return is positive, the Index Return will be tripled, subject to the maximum gain for that series of Notes, as indicated in the table above. The maximum gain on the Notes and the corresponding maximum payment at maturity for each $1,000 principal amount of the Notes vary from one series of the Notes to another.

Each series of Notes is fully exposed to any decline in the level of its Index, and a negative Index Return will reduce the cash payment at maturity for Notes linked to that Index. THE PERFORMANCE OF EACH SERIES OF NOTES WILL NOT DEPEND ON THE PERFORMANCE OF ANY OTHER INDEX OR SERIES OF NOTES.

In this prospectus supplement, we refer to the S&P Notes, the DJIA Notes and the Nasdaq-100 Notes collectively as the "Notes." The Notes are not sponsored, endorsed, sold or promoted by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"), Dow Jones & Company, Inc. ("Dow Jones") or The Nasdaq Stock Market, Inc. ("Nasdaq"). In addition, each Index is comprised of a different group of underlying securities (the "Index Constituent Stocks").

+ The S&P Notes are linked to the S&P 500(R) Index. The S&P 500 Index is intended to provide an indication of the pattern of common stock price movement. The calculation of the value of the S&P 500 Index is based on the aggregate market value of the common stocks of 500 companies as of a particular time.

+ The DJIA Notes are linked to the Dow Jones Industrial Average(SM). The Dow Jones Industrial Average is a benchmark of performance for leading companies in the U.S. stock market. The Dow Jones Industrial Average consists of 30 "blue-chip" U.S. stocks.

+ The Nasdaq-100 Notes are linked to the Nasdaq-100 Index(R). The Nasdaq-100 Index is an index of the largest and most actively traded stocks of non-financial companies on the Nasdaq National Market(R) tier of the National Market System.

We have derived all information regarding the Indices contained in this prospectus supplement from publicly available information. Such information reflects the policies of, and is subject to change by S&P, Dow Jones and Nasdaq, respectively. S&P, Dow Jones and Nasdaq own the copyrights and all other rights to their respective Indices. S&P, Dow Jones and Nasdaq have no obligation to continue to publish, and may discontinue publication of, their respective Indices. We do not assume any responsibility for the accuracy or completeness of such information.

The past performance of an Index is not an indication of the future performance of that Index. For more detailed information concerning each Index, including its composition and manner of calculation, see "The Indices" beginning on page S-16. When we refer to the "applicable Index," we mean the Index underlying a particular series of Notes.

YOU WILL LOSE SOME OR ALL OF YOUR INVESTMENT IF THE INDEX LEVEL FOR YOUR SERIES OF NOTES DECLINES.

For a description of how your payment at maturity will be calculated, see "What are the steps to calculate payment at maturity?" on page S-4 and "Specific Terms of the Notes--Payment at Maturity" on page S-27.

SELECTED PURCHASE CONSIDERATIONS

+ GROWTH POTENTIAL--The Notes provide the potential to enhance equity returns by tripling a positive Index Return up to the applicable maximum gain for each series of Notes.

+ DIVERSIFICATION--The Notes may provide diversification within the equity portion of your portfolio through exposure to the S&P 500(R) Index, the Dow Jones Industrial Average(SM) or the Nasdaq 100 Index(R) depending upon the series of Notes in which you invest.

+  MINIMUM INVESTMENT--$1,000 principal amount per Note.

WHAT ARE SOME OF THE RISKS OF THE NOTES?

An investment in the Notes involves risks. Some of these risks are summarized here, but we urge you to read the more detailed explanation of risks in "Risk Factors" on page S-11.

+ YOU MAY LOSE SOME OR ALL OF YOUR PRINCIPAL--Each series of Notes is fully exposed to any decline in the level of its applicable Index, and a negative Index Return will reduce the cash payment at maturity for the series of Notes linked to that Index.

+ MAXIMUM POTENTIAL RETURN AT MATURITY--You can only earn the maximum gain on any series of Notes if you hold your Notes to maturity.

+ YOUR APPRECIATION POTENTIAL IS LIMITED--If the Index Return of the Index underlying your Notes is positive, the Index Return will be tripled, subject to the maximum gain for each series of Notes. Therefore, you will not benefit from any positive Index Return in excess of one-third of the maximum gain for your series of Notes. The return on your investment in any series of Notes may not perform as well as a direct investment in the Index underlying that series of Notes.

+ NO INTEREST OR DIVIDEND PAYMENTS--You will not receive any interest payments on the Notes and you will not receive nor be entitled to receive any dividend payments or other distributions on the applicable Index Constituent Stocks.

+ NO LISTING--No series of the Notes will be listed or displayed on any securities exchange, the Nasdaq National Market System or any electronic communications network. There can be no assurance that a secondary market for the Notes will develop. UBS Securities LLC (formerly known as UBS Warburg
   LLC) and other affiliates of UBS currently intend to make a market in the Notes, although they are not required to do so and may stop making a market for any series of Notes at any time. If you sell your Notes prior to maturity, you may have to sell them at a substantial loss.

THE NOTES MAY BE A SUITABLE INVESTMENT FOR YOU IF:

+ You believe that the Index underlying your Notes will appreciate over the term of the Notes and that such appreciation is unlikely to exceed the maximum gain for that series of Notes at maturity.

+  You are willing to hold the Notes to maturity.

+ You seek an investment with a return linked to the performance of either the S&P 500 Index, the Dow Jones Industrial Average or the Nasdaq-100 Index.

+  You do not seek current income from this investment.

THE NOTES MAY NOT BE A SUITABLE INVESTMENT FOR YOU IF:

+  You seek current income from your investment.

+ You seek an investment that is exposed to the full upside performance of either the S&P 500 Index, the Dow Jones Industrial Average or the Nasdaq-100 Index, or you are unwilling to make an investment that is exposed to the full downside performance risk of one of these Indices.

+ You believe that the Index underlying your Notes is not likely to appreciate over the term of the Notes, or you believe that the Index will appreciate over the term of the Notes and that such appreciation will be in an amount greater than the maximum gain for that series of Notes at maturity.

+  You seek an investment for which there will be an active secondary market.

+  You are unable or unwilling to hold the Notes until maturity.

+ You prefer the lower risk and therefore accept the potentially lower returns of fixed income investments with comparable maturities and credit ratings.

WHAT ARE THE TAX CONSEQUENCES OF THE NOTES?

The United States federal income tax consequences of your investment in the Notes are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in "Supplemental Tax Considerations--Supplemental U.S. Tax Considerations" on page S-35.

Pursuant to the terms of the Notes, UBS and you agree, in the absence of an administrative or judicial ruling to the contrary, to characterize the Notes as a pre-paid forward contract with respect to the applicable Index Constituent Stocks. If the Notes are so treated, you will generally recognize capital gain or loss upon the sale or maturity of your Notes in an amount equal to the difference between the amount you receive at such time and the amount you paid for your Notes. Such gain or loss will generally be long term capital gain or loss if you held your Notes for more than one year.

In the opinion of our counsel, Sullivan & Cromwell LLP, it is reasonable to treat your Notes as described above, but it would also be reasonable to treat the Notes as subject to the special rules governing contingent debt instruments. Because of this uncertainty, we urge you to consult your tax advisor as to the tax consequences of your investment in the Notes.

WHAT ARE THE STEPS TO CALCULATE PAYMENT AT MATURITY?

Set forth below is an explanation of the steps necessary to calculate the payment at maturity on each series of Notes:

STEP 1:  CALCULATE THE INDEX RETURN.

          For each series of Notes, the Index Return is the difference between the closing level of the applicable Index on the trade date and on the final valuation date, expressed as a percentage, calculated as follows:

                                     Index ending level - Index starting level
                 Index Return  =    -------------------------------------------
                                               Index starting level

          Where the "Index starting level" is the closing level of the applicable Index on the trade date and the "Index ending level" is the closing level of the applicable Index on the final valuation date.

STEP 2:  CALCULATE THE ADJUSTED INDEX RETURN ON THE NOTES.

          For each series of Notes, the Adjusted Index Return is based on the Index Return, which may be positive or negative:

          1)  If the Index Return is positive:

              Adjusted Index Return = (Index Return X 3), subject to the maximum gain for that series of Notes. The maximum gain will be 15.25% on the S&P Notes, 15.75% on the DJIA Notes and 20.25% on the Nasdaq-100 Notes.

          2)  If the Index Return is zero or negative:

              Adjusted Index Return = Index Return

STEP 3:  CALCULATE THE CASH PAYMENT AT MATURITY.

          For each series of Notes:

               Payment at maturity = principal amount of the Notes + (principal amount of the Notes
               X Adjusted Index Return)

HOW DO THE S&P NOTES PERFORM AT MATURITY?

ASSUMPTIONS:

Principal amount of the S&P Notes:                               $1,000
Maximum gain on the S&P Notes:                                   15.25%*
Maximum payment at maturity:                                     $1,152.50

------------
* Potential gains on a series of the Notes at maturity will be calculated by tripling the positive Index Return up to the maximum gain for that series of the Notes. Since the maximum gain on the S&P Notes is 15.25%, an original investor in the S&P Notes would not participate in an Index Return of more than approximately 5.083% at maturity. The maximum gain on the Notes and the corresponding maximum Index Return that original investors participate in will differ depending on the series of Notes you purchase.

EXAMPLE 1--ON THE FINAL VALUATION DATE, THE S&P 500 INDEX CLOSES 5% ABOVE THE S&P 500 INDEX STARTING LEVEL

Since the Index Return is 5%, you receive three times the Index Return subject to the 15.25% maximum gain on the S&P Notes.

Adjusted Index Return = (Index Return x 3) = (5% x 3) = 15%

Your total cash payment at maturity would therefore be $1,150 (a 15% total return on investment) which includes:

+  Principal amount                                           $1,000.00

+  Principal amount x Adjusted Index Return                   $  150.00   ($1,000 x 15%)
                                                              ---------
                              TOTAL:                          $1,150.00
                                                              =========

EXAMPLE 2--ON THE FINAL VALUATION DATE, THE S&P 500 INDEX CLOSES 20% ABOVE THE S&P 500 INDEX STARTING LEVEL

Since the Index Return is 20%, you receive three times the Index Return subject to the 15.25% maximum gain on the S&P Notes.

Adjusted Index Return = (Index Return x 3) = (20% x 3) = 60%, subject to the 15.25% maximum gain on the S&P Notes = 15.25%

Your total cash payment at maturity would therefore be limited to $1,152.50 (a 15.25% total return on investment) which includes:

+  Principal amount                                           $1,000.00

+  Principal amount x Adjusted Index Return                   $  152.50   ($1,000 x 15.25%)
                                                              ---------
                              TOTAL:                          $1,152.50   (this is the maximum
                                                                          payment
                                                              =========   on the S&P Notes)

EXAMPLE 3--ON THE FINAL VALUATION DATE, THE S&P 500 INDEX CLOSES 20% BELOW THE S&P 500 INDEX STARTING LEVEL

Since the Index Return is -20% on the final valuation date, your investment is fully exposed to the decline of the S&P 500 Index.

Adjusted Index Return = Index Return = -20%

Your total cash payment at maturity would therefore be $800 (a 20% loss) which includes:

+  Principal amount                                           $1,000.00
+  Principal amount x Adjusted Index Return                   $ -200.00   ($1,000 x -20%)
                                                              ---------
                              TOTAL:                          $  800.00
                                                              =========

HYPOTHETICAL PERFORMANCE OF THE S&P NOTES AT MATURITY

ASSUMPTIONS:

Index:                                              S&P 500 Index
Index starting level:                               981.60
Principal amount of the S&P Notes:                  $1,000
Maximum gain on the S&P Notes:                      15.25%
Index performance:                                  40% to -100% for table
                                                    40% to -40% for graph

  ---------------------------------    --------------------------------
            S&P 500 INDEX                PERFORMANCE OF THE S&P NOTES
  ---------------------------------    --------------------------------
                                          NOTES
  INDEX LEVEL                  %         PAYMENT                TOTAL
  AT MATURITY*              CHANGE*    AT MATURITY*            RETURN*
  ---------------------------------    --------------------------------
      1,374                 40.00%      $1,152.50                15.25%
      1,300                 32.44%      $1,152.50                15.25%
      1,200                 22.25%      $1,152.50                15.25%
  ---------------------------------    --------------------------------
      1,131                 15.25%      $1,152.50                15.25%
  ---------------------------------    --------------------------------
      1,080                 10.00%      $1,152.50                15.25%
      1,031                  5.00%      $1,150.00                15.00%
      1,021                  4.00%      $1,120.00                12.00%
      1,011                  3.00%      $1,090.00                 9.00%
      1,001                  2.00%      $1,060.00                 6.00%
        991                  1.00%      $1,030.00                 3.00%
  ---------------------------------    --------------------------------
     981.60                  0.00%      $1,000.00                 0.00%
  ---------------------------------    --------------------------------
        950                 -3.22%      $  967.81                -3.22%
        900                 -8.31%      $  916.87                -8.31%
        800                 -18.50%     $  815.00               -18.50%
        700                 -28.69%     $  713.12               -28.69%
        600                 -38.88%     $  611.25               -38.88%
  ---------------------------------    --------------------------------
  ---------------------------------    --------------------------------
          0                 100.00%     $       0              -100.00%
  ---------------------------------     -------------------------------

* Values have been rounded for ease of analysis.

                           [S&P 500 INDEX LEVEL GRAPH]

HOW DO THE DJIA NOTES PERFORM AT MATURITY?

ASSUMPTIONS:

Index:                                                           Dow Jones Industrial Average
Principal amount of the DJIA Notes:                              $1,000
Maximum gain on the DJIA Notes:                                  15.75%*
Maximum payment at maturity:                                     $1,157.50

------------
* Potential gains on a series of the Notes at maturity will be calculated by tripling the positive Index Return up to the maximum gain for that series of the Notes. Since the maximum gain on the DJIA Notes is 15.75%, an original investor in the DJIA Notes would not participate in an Index Return of more than 5.25% at maturity. The maximum gain on the Notes and the corresponding maximum Index Return that original investors participate in will differ depending on the series of Notes you purchase.

EXAMPLE 1--ON THE FINAL VALUATION DATE, THE DOW JONES INDEX CLOSES 5% ABOVE THE DOW JONES INDEX STARTING LEVEL

Since the Index Return is 5%, you receive three times the Index Return subject to the 15.75% maximum gain on the DJIA Notes.

Adjusted Index Return = (Index Return x 3) = (5% x 3) = 15%

Your total cash payment at maturity would therefore be $1,150 (a 15% total return on investment) which includes:

+  Principal amount                                           $1,000.00

+  Principal amount x Adjusted Index Return                   $  150.00   ($1,000 x 15%)
                                                              ---------
                              TOTAL:                          $1,150.00
                                                              =========

EXAMPLE 2--ON THE FINAL VALUATION DATE, THE DOW JONES INDEX CLOSES 20% ABOVE THE DOW JONES INDEX STARTING LEVEL

Since the Index Return is 20%, you receive three times the Index Return subject to the 15.75% maximum gain on the DJIA Notes.

Adjusted Index Return = (Index Return x 3) = (20% x 3) = 60%, subject to the 15.75% maximum gain on the DJIA Notes = 15.75%

Your total cash payment at maturity would therefore be limited to $1,157.50 (a 15.75% total return on investment) which includes:

+  Principal amount                                           $1,000.00

+  Principal amount x Adjusted Index Return                   $  157.50   ($1,000 x 15.75%)
                                                              ---------
                              TOTAL:                          $1,157.50   (this is the maximum
                                                                          payment
                                                              =========   on the DJIA Notes)

EXAMPLE 3--ON THE FINAL VALUATION DATE, THE DOW JONES INDEX CLOSES 20% BELOW THE DOW JONES INDEX STARTING LEVEL

Since the Index Return is -20% on the final valuation date, your investment is fully exposed to the decline of the Dow Jones Index.

Adjusted Index Return = Index Return = -20%

Your total cash payment at maturity would therefore be $800 (a 20% loss) which includes:

+  Principal amount                                           $1,000.00
+  Principal amount x Adjusted Index Return                   $ -200.00   ($1,000 x -20%)
                                                              ---------
                              TOTAL:                          $  800.00
                                                              =========

HYPOTHETICAL PERFORMANCE OF THE DJIA NOTES AT MATURITY

ASSUMPTIONS:

Index:                                        Dow Jones Industrial Average
Index starting level:                         9,112.51
Principal amount of the DJIA Notes:           $1,000
Maximum gain on the DJIA Notes:               15.75%
Index performance:                            40% to -100% for table
                                              40% to -40% for graph

  ----------------------------------    --------------------------------
     DOW JONES INDUSTRIAL AVERAGE        PERFORMANCE OF THE DJIA NOTES
  ----------------------------------    --------------------------------
                                           NOTES
  INDEX LEVEL                  %          PAYMENT                TOTAL
  AT MATURITY*              CHANGE*     AT MATURITY*            RETURN*
  ----------------------------------    --------------------------------
      12,758                  40.00%     $1,157.50                15.75%
      11,500                  26.20%     $1,157.50                15.75%
      11,000                  20.71%     $1,157.50                15.75%
  ----------------------------------    --------------------------------
      10,548                  15.75%     $1,157.50                15.75%
  ----------------------------------    --------------------------------
      10,024                  10.00%     $1,157.50                15.75%
       9,568                   5.00%     $1,150.00                15.00%
       9,478                   4.00%     $1,120.00                12.00%
       9,389                   3.00%     $1,090.00                 9.00%
       9,296                   2.00%     $1,060.00                 6.00%
       9,204                   1.00%     $1,030.00                 3.00%
  ----------------------------------    --------------------------------
    9,112.51                   0.00%     $1,000.00                 0.00%
  ----------------------------------    --------------------------------
       9,000                  -1.23%     $  987.65                -1.23%
       8,500                  -6.72%     $  932.78                -6.72%
       8,000                 -12.21%     $  877.92               -12.21%
       7,000                 -23.18%     $  768.17               -23.18%
       6,000                 -34.16%     $  658.44               -34.16%
  ----------------------------------    --------------------------------
  ----------------------------------    --------------------------------
           0                -100.00%     $       0              -100.00%
  ----------------------------------     -------------------------------

* Values have been rounded for ease of analysis.

                           [S&P 500 INDEX LEVEL GRAPH]

HOW DO THE NASDAQ-100 NOTES PERFORM AT MATURITY?

ASSUMPTIONS:

Index:                                                                Nasdaq-100 Index
Principal amount of the Nasdaq-100 Notes:                             $1,000
Maximum gain on the Nasdaq-100 Notes:                                 20.25%
Maximum payment at maturity:                                          $1,202.50

------------
* Potential gains on a series of the Notes at maturity will be calculated by tripling the positive Index Return up to the maximum gain for that series of the Notes. Since the maximum gain on the Nasdaq-100 Notes is 20.25%, an original investor in the Nasdaq-100 Notes would not participate in an Index Return of more than 6.75% at maturity. The maximum gain on the Notes and the corresponding maximum Index Return that original investors participate in will differ depending on the series of Notes you purchase.

EXAMPLE 1--ON THE FINAL VALUATION DATE, THE NASDAQ-100 INDEX CLOSES 5% ABOVE THE NASDAQ-100 INDEX STARTING LEVEL

Since the Index Return is 5%, you receive three times the Index Return subject to the 20.25% maximum gain on the Nasdaq-100 Notes.

Adjusted Index Return = (Index Return x 3) = (5% x 3) = 15%

Your total cash payment at maturity would therefore be $1,150 (a 15% total return on investment) which includes:

+  Principal amount                                           $1,000.00

+  Principal amount x Adjusted Index Return                   $  150.00   ($1,000 x 15%)
                                                              ---------
                              TOTAL:                          $1,150.00
                                                              =========

EXAMPLE 2--ON THE FINAL VALUATION DATE, THE NASDAQ-100 INDEX CLOSES 25% ABOVE THE NASDAQ-100 INDEX STARTING LEVEL

Since the Index Return is 25%, you receive three times the Index Return subject to the 20.25% maximum gain on the Nasdaq-100 Notes.

Adjusted Index Return = (Index Return x 3) = (25% x 3) = 75%, subject to the 20.25% maximum gain on the Nasdaq-100 Notes = 20.25%

Your total cash payment at maturity would therefore be limited to $1,202.50 (a 20.25% total return on investment) which includes:

+  Principal amount                                           $1,000.00

+  Principal amount x Adjusted Index Return                   $  202.50   ($1,000 x 20.25%)
                                                              ---------
                              TOTAL:                          $1,202.50   (this is the maximum
                                                                          payment
                                                              =========   on the Nasdaq-100 Notes)

EXAMPLE 3--ON THE FINAL VALUATION DATE, THE NASDAQ-100 INDEX CLOSES 25% BELOW THE NASDAQ-100 INDEX STARTING LEVEL

Since the Index Return is -25% on the final valuation date, your investment is fully exposed to the decline of the Nasdaq-100 Index.

Adjusted Index Return = Index Return = -25%

Your total cash payment at maturity would therefore be $750 (a 25% loss) which includes:

+  Principal amount                                           $1,000.00
+  Principal amount x Adjusted Index Return                   $ -250.00   ($1,000 x -25%)
                                                              ---------
                              TOTAL:                          $  750.00
                                                              =========

HYPOTHETICAL PERFORMANCE OF THE NASDAQ-100 NOTES AT MATURITY

ASSUMPTIONS:

Index:                                              Nasdaq-100 Index
Index starting level:                               1,253.76
Principal amount of the Nasdaq-100 Notes:           $1,000
Maximum gain on the Nasdaq-100 Notes:               20.25%
Index performance:                                  40% to -100% for table
                                                    40% to -40% for graph

  ----------------------------------    --------------------------------
                                               PERFORMANCE OF THE
           NASDAQ-100 INDEX                     NASDAQ-100 NOTES
  ----------------------------------    --------------------------------
                                           NOTES
  INDEX LEVEL                  %          PAYMENT                TOTAL
  AT MATURITY*              CHANGE*     AT MATURITY*            RETURN*
  ----------------------------------    --------------------------------
      1,755                   40.00%     $1,202.50                20.25%
      1,700                   35.59%     $1,202.50                20.25%
      1,600                   27.62%     $1,202.50                20.25%
  ----------------------------------    --------------------------------
      1,508                   20.25%     $1,202.50                20.25%
  ----------------------------------    --------------------------------
      1,379                   10.00%     $1,202.50                20.25%
      1,354                    8.00%     $1,202.50                20.25%
      1,329                    6.00%     $1,180.00                18.00%
      1,304                    4.00%     $1,120.00                12.00%
      1,279                    2.00%     $1,060.00                 6.00%
      1,266                    1.00%     $1,030.00                 3.00%
  ----------------------------------    --------------------------------
   1,253.76                    0.00%     $1,000.00                 0.00%
  ----------------------------------    --------------------------------
      1,000                  -20.24%     $  797.60               -20.24%
        900                  -28.22%     $  717.84               -28.22%
        800                  -36.19%     $  638.08               -36.19%
        700                  -44.17%     $  558.32               -44.17%
        600                  -52.14%     $  478.56               -52.14%
  ----------------------------------    --------------------------------
  ----------------------------------    --------------------------------
          0                 -100.00%     $       0              -100.00%
  ----------------------------------     -------------------------------

* Values have been rounded for ease of analysis.

                      [NASDAQ-100 INDEX RETURN AT MATURITY]

--------------------------------------------------------------------------------

RISK FACTORS

The return on each series of Notes is linked to the performance of an Index. Investing in a particular series of the Notes is NOT equivalent to investing directly in the applicable Index. This section describes the most significant risks relating to the Notes. WE URGE YOU TO READ THE FOLLOWING INFORMATION ABOUT THESE RISKS, TOGETHER WITH THE OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, BEFORE INVESTING IN THE NOTES.

EACH SERIES OF NOTES IS FULLY EXPOSED TO ANY DECLINE IN THE LEVEL OF ITS APPLICABLE INDEX AND YOU MAY LOSE SOME OR ALL OF YOUR PRINCIPAL

The Notes differ from ordinary debt securities in that we may not pay you 100% of your principal amount at maturity if the applicable Index Return for a series of Notes is negative. Because your cash payment at maturity is based on the applicable Index Return, a negative Index Return will reduce your cash payment at maturity. YOU WILL LOSE SOME OR ALL OF YOUR INVESTMENT IF THE INDEX LEVEL FOR YOUR SERIES OF NOTES DECLINES.

See "What are the steps to calculate payment at maturity?" on page S-4.

THE MAXIMUM GAIN ON THE NOTES AT MATURITY IS CAPPED

Your payment at maturity is based on the applicable Index Return, which if positive will be tripled subject to the maximum gain on the applicable series of Notes.

The maximum gain and the corresponding maximum Index Return for each series of the Notes will be as follows:

  ---------------------------------------------------------------------------------------------------
                                                                         MAXIMUM GAIN      MAXIMUM
             SERIES                        UNDERLYING INDEX              ON THE NOTES    INDEX RETURN
  ---------------------------------------------------------------------------------------------------
  S&P Notes....................  S&P 500(R) Index                         15.25%          5.08%
  DJIA Notes...................  Dow Jones Industrial Average(SM)         15.75%          5.25%
  Nasdaq-100 Notes.............  Nasdaq-100 Index(R)                      20.25%          6.75%
  ---------------------------------------------------------------------------------------------------

In each case, the maximum Index Return will be one-third of the maximum gain for the applicable series of Notes. The maximum gain and the corresponding maximum Index Return on the Notes vary from one series of the Notes to another. The maximum Index Return value in the table above has been rounded for the S&P Notes for ease of analysis.

OWNING THE NOTES IS NOT THE SAME AS OWNING THE APPLICABLE INDEX CONSTITUENT STOCKS OR A SECURITY DIRECTLY LINKED TO THE PERFORMANCE OF THE APPLICABLE INDEX

The return on your Notes will not reflect the return you would realize if you actually owned the applicable Index Constituent Stocks or a security directly linked to the performance of the applicable Index and held such investment for a similar period because:

+  the maximum gain on each series of Notes at maturity is capped; and

+ the levels of the Indices are calculated in part by reference to the prices of the applicable Index Constituent Stocks without taking into consideration the value of dividends paid on those stocks.

If the applicable Index Return exceeds the maximum gain for that series of Notes, your return on the Notes at maturity will be less than the return on a direct investment in its applicable Index without taking into account taxes and other costs related to such a direct investment.

Even if the level of the applicable Index increases above the applicable Index starting level during the term of the Notes, the market value of that series of Notes may not increase by the same amount. It is

RISK FACTORS
--------------------------------------------------------------------------------

also possible for the level of an applicable Index to increase while the market value of that series of Notes declines.

THE MARKET VALUE OF THE NOTES MAY BE INFLUENCED BY UNPREDICTABLE FACTORS

The market value of your Notes may fluctuate between the date you purchase them and the final valuation date when the calculation agent will determine your payment at maturity. Several factors, many of which are beyond our control, will influence the market value of any series of Notes. We expect that generally the level of each Index on any day will affect the market value of the relevant series of Notes more than any other single factor. Other factors that may influence the market value of a series of Notes include:

+ the volatility of the applicable Index (i.e., the frequency and magnitude of changes in the level of that Index)

+ the composition of the applicable Index and changes to its Index Constituent Stocks during the term of the Notes

+  the market price of the applicable Index Constituent Stocks

+ the dividend rate paid on the applicable Index Constituent Stocks (while not paid to holders of the Notes, dividend payments on Index Constituent Stocks may influence the value of those Index Constituent Stocks and the level of the applicable Index, and therefore affect the market value of a series of Notes)

+ supply and demand for any series of Notes, including inventory positions with UBS Securities LLC or any other market maker

+  interest rates in the market

+  the time remaining to the maturity of the Notes

+  the creditworthiness of UBS

+ economic, financial, political, regulatory or judicial events that affect the level of the applicable Index or the market price of the applicable Index Constituent Stocks or that affect stock markets generally.

THERE MAY NOT BE AN ACTIVE TRADING MARKET IN THE NOTES--SALES IN THE SECONDARY MARKET MAY RESULT IN SIGNIFICANT LOSSES

You should be willing to hold your Notes until maturity. No series of the Notes will be listed or displayed on any securities exchange, the Nasdaq National Market System, or any electronic communications network. There may be little or no secondary market for the Notes. UBS Securities LLC and other affiliates of UBS currently intend to make a market for the Notes, although they are not required to do so. UBS Securities LLC or any other affiliate of UBS may stop any such market making activities at any time. As market makers, trading of a series of the Notes may cause UBS Securities LLC or any other affiliates of UBS to have long or short positions of that series in their inventory. The supply and demand for a series of Notes, including inventory positions of market makers, may affect the secondary market price for that series.

If you sell your Notes before maturity, you may have to do so at a discount from the issue price, and, as a result, you may suffer substantial losses.

CHANGES THAT AFFECT AN INDEX WILL AFFECT THE MARKET VALUE OF THE APPLICABLE SERIES OF NOTES AND THE AMOUNT YOU WILL RECEIVE AT MATURITY FOR THOSE NOTES

The policies of S&P, Dow Jones or Nasdaq concerning the calculation of each Index, additions, deletions or substitutions of the applicable Index Constituent Stocks and the manner in which changes affecting the applicable Index Constituent Stocks or the issuers of the applicable Index Constituent

RISK FACTORS
--------------------------------------------------------------------------------

Stocks, such as stock dividends, reorganizations or mergers, are reflected in that Index, could affect that Index and, therefore, could affect the amount payable on that series of Notes at maturity, and the market value of that series of Notes prior to maturity. The amount payable on any series of Notes and their market value could also be affected if any of S&P, Dow Jones or Nasdaq (as applicable) change these policies, for example by changing the manner in which their respective Indices are calculated, or if any of S&P, Dow Jones or Nasdaq (as applicable) discontinue or suspend calculation or publication of their respective Indices, in which case it may become difficult to determine the market value of that series of Notes. If events such as these occur, or if the applicable Index ending level is not available because of a market disruption event with respect to any series of Notes or for any other reason and no successor Index is selected with respect to that series of Notes, the calculation agent--which initially will be UBS Securities LLC, an affiliate of the Issuer--may determine the applicable Index ending level or fair market value of that series of Notes--and thus the amount payable at maturity--in a manner it considers appropriate, in its sole discretion.

UBS AND ITS AFFILIATES HAVE NO AFFILIATION WITH S&P, DOW JONES OR NASDAQ AND ARE NOT RESPONSIBLE FOR THEIR PUBLIC DISCLOSURE OF INFORMATION

UBS and its affiliates are not affiliated with S&P, Dow Jones or Nasdaq in any way (except for licensing arrangements discussed below in "The Indices--The S&P 500 Index" on page S-16, "The Indices--The Dow Jones Industrial Average" on page S-19, and "The Indices--The Nasdaq-100 Index" on page S-23) and have no ability to control or predict their actions, including any errors in or discontinuation of disclosure regarding their methods or policies relating to the calculation of their respective Indices. If any of S&P, Dow Jones or Nasdaq discontinue or suspend the calculation of their respective Indices, it may become difficult to determine the market value of the relevant series of Notes or the amount payable on that series of Notes at maturity. The calculation agent may designate a successor Index with respect to any Index in its sole discretion. If the calculation agent determines in its sole discretion that no successor Index comparable to the applicable Index exists, the amount you receive at maturity in respect of the applicable series of Notes will be determined by the calculation agent in its sole discretion. See "Specific Terms of the Notes--Market Disruption Event" on page S-29 and "Specific Terms of the Notes--Discontinuance of or Adjustments to the Indices; Alteration of Method of Calculation" on page S-31. S&P, Dow Jones and Nasdaq are not involved in the offer of the Notes in any way and have no obligation to consider your interest as an owner of Notes in taking any actions that might affect the value of your Notes.

We have derived the information about S&P, Dow Jones, Nasdaq and the Indices contained in this prospectus supplement from publicly available information, without independent verification. Neither we nor any of our affiliates assumes any responsibility for the adequacy or accuracy of the information about the Indices, S&P, Dow Jones, or Nasdaq contained in this prospectus supplement. You, as an investor in the Notes, should make your own investigation into the Indices and S&P, Dow Jones and Nasdaq, as applicable.

HISTORICAL PERFORMANCE OF ANY INDEX SHOULD NOT BE TAKEN AS AN INDICATION OF THE FUTURE PERFORMANCE OF THAT INDEX DURING THE TERM OF THE NOTES

The trading prices of the applicable Index Constituent Stocks will determine the level of each Index. As a result, it is impossible to predict whether the level of any Index will rise or fall. Trading prices of the Index Constituent Stocks for each Index will be influenced by complex and interrelated political, economic, financial and other factors that can affect the issuers of the Index Constituent Stocks.

RISK FACTORS
--------------------------------------------------------------------------------

TRADING AND OTHER TRANSACTIONS BY UBS OR ITS AFFILIATES IN THE INDEX CONSTITUENT STOCKS FOR EACH INDEX, FUTURES, OPTIONS, EXCHANGE-TRADED FUNDS OR OTHER DERIVATIVE PRODUCTS ON THESE INDEX CONSTITUENT STOCKS OR ANY OF THE INDICES MAY IMPAIR THE MARKET VALUE OF ONE OR MORE SERIES OF NOTES

As described below under "Use of Proceeds and Hedging" on page S-33, we or one or more affiliates may hedge our obligations under the Notes by purchasing Index Constituent Stocks, futures or options on Index Constituent Stocks or any of the Indices, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of Index Constituent Stocks or any of the Indices, and we may adjust these hedges by, among other things, purchasing or selling Index Constituent Stocks, futures, options, or exchange-traded funds or other derivative instruments with returns linked to any of the Indices or the Index Constituent Stocks at any time. Although they are not expected to, any of these hedging activities may adversely affect the market price of Index Constituent Stocks and/or the level of any of the Indices, and, therefore, the market value of one or more series of Notes. It is possible that we or one or more of our affiliates could receive substantial returns from these hedging activities while the market value of one or more series of Notes declines.

We or one or more of our affiliates may also engage in trading in Index Constituent Stocks and other investments relating to Index Constituent Stocks or any of the Indices on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could adversely affect the market price of Index Constituent Stocks and/or the level of any of the Indices and, therefore, the market value of one or more series of Notes. We or one or more of our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of Index Constituent Stocks or any of the Indices. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the market value of one or more series of Notes.

OUR BUSINESS ACTIVITIES MAY CREATE CONFLICTS OF INTEREST

As noted above, UBS and its affiliates expect to engage in trading activities related to one or more of the Indices and the applicable Index Constituent Stocks that are not for the account of holders of any series of Notes or on their behalf. These trading activities may present a conflict between the holders' interest in the Notes and the interests UBS and its affiliates will have in their proprietary accounts, in facilitating transactions, including block trades and options and other derivatives transactions, for their customers and in accounts under their management. These trading activities, if they influence the level of one or more of the Indices, could be adverse to the interests of the holders of the Notes.

UBS and its affiliates may, at present or in the future, engage in business with the issuers of Index Constituent Stocks, including making loans or providing advisory services to those companies. These services could include investment banking and merger and acquisition advisory services. These activities may present a conflict between the obligations of UBS AG or another affiliate of UBS AG and the interests of holders of any series of the Notes. Moreover, UBS AG and UBS Securities LLC have published and in the future expect to publish research reports with respect to some or all of the issuers of the Index Constituent Stocks. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding one or more series of the Notes. Any of these activities by UBS AG, UBS Securities LLC or other affiliates may affect the market price of the Index Constituent Stocks and/or the level of any of the Indices and, therefore, the market value of one or more series of the Notes.

RISK FACTORS
--------------------------------------------------------------------------------

SIGNIFICANT ASPECTS OF THE TAX TREATMENT OF THE NOTES ARE UNCERTAIN

Significant aspects of the tax treatment of the Notes are uncertain. We do not plan to request a ruling from the Internal Revenue Service or from any Swiss authorities regarding the tax treatment of each series of Notes, and the Internal Revenue Service or a court may not agree with the tax treatment described in this prospectus supplement. Please read carefully the section entitled "What are the tax consequences of the Notes?" in the summary section on page S-3, "Supplemental Tax Considerations" on page S-35, and the sections "U.S. Tax Considerations" and "Tax Considerations Under the Laws of Switzerland" in the accompanying prospectus. You should consult your tax advisor about your own tax situation.

YOU WILL NOT RECEIVE INTEREST PAYMENTS ON THE NOTES OR DIVIDEND PAYMENTS ON THE APPLICABLE INDEX CONSTITUENT STOCKS OR HAVE SHAREHOLDER RIGHTS IN THE APPLICABLE INDEX CONSTITUENT STOCKS

You will not receive any periodic interest payments on the Notes and you will not receive any dividend payments or other distributions on the applicable Index Constituent Stocks. As a holder of the Notes, you will not have voting rights or any other rights that holders of the applicable Index Constituent Stocks may have.

THE CALCULATION AGENT CAN POSTPONE THE DETERMINATION OF ANY INDEX ENDING LEVEL OR THE MATURITY DATE OF ANY SERIES OF THE NOTES IF A MARKET DISRUPTION EVENT OCCURS ON THE FINAL VALUATION DATE

The determination of any Index ending level may be postponed if the calculation agent determines that a market disruption event has occurred or is continuing on the final valuation date with respect to a particular series of Notes. If such a postponement occurs, the calculation agent will use the closing level of the applicable Index on the first calendar day on which no market disruption event occurs or is continuing with respect to that series of Notes. In no event, however, will any final valuation date be postponed by more than ten business days. As a result, the maturity date for one or more series of Notes could also be postponed, although in each case not by more than ten business days.

If the determination of any Index ending level on the applicable final valuation date is postponed to the last possible day, but a market disruption event occurs or is continuing on that day with regard to the particular series of Notes, that day will nevertheless be the date on which that Index ending level will be determined by the calculation agent. In such an event, the calculation agent will make a good faith estimate in its sole discretion of the Index ending level that would have prevailed in the absence of the market disruption event. See "Specific Terms of the Notes--Market Disruption Event" on page S-29.

THERE ARE POTENTIAL CONFLICTS OF INTEREST BETWEEN YOU AND THE CALCULATION AGENT

Our affiliate, UBS Securities LLC, will serve as the calculation agent. UBS Securities LLC will, among other things, decide the amount, if any, of your payment at maturity on the Notes. We may change the calculation agent after the original issue date without notice. For a fuller description of the calculation agent's role, see "Specific Terms of the Notes--Role of Calculation Agent" on page S-32. The calculation agent will exercise its judgment when performing its functions. For example, the calculation agent may have to determine whether a market disruption event affecting an Index or the Index Constituent Stocks for that Index has occurred or is continuing on the final valuation date with respect to any series of Notes. This determination may, in turn, depend on the calculation agent's judgment whether the event has materially interfered with our ability or the ability of any of our affiliates to unwind any of our or their hedge positions. Since any such determination by the calculation agent will affect the payment at maturity on that series of the Notes, the calculation agent may have a conflict of interest if it needs to make any such decision.

--------------------------------------------------------------------------------

The Indices

THE S&P 500 INDEX

We have derived all information regarding the S&P 500 Index contained in this prospectus supplement, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"). We do not assume any responsibility for the accuracy or completeness of such information. S&P has no obligation to continue to publish the S&P 500 Index, and may discontinue publication of the S&P 500 Index.

The S&P 500 Index is intended to provide an indication of the pattern of common stock price movement. The calculation of the value of the S&P 500 Index, discussed below in further detail, is based on the relative value of the aggregate market value of the common stocks of 500 companies as of a particular time compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. As of June 30, 2003, 424 companies or 84.7% of the S&P 500 Index by market capitalization traded on the New York Stock Exchange ("NYSE"), 74 companies or 15.1% of the S&P 500 Index by market capitalization traded on The Nasdaq Stock Market, and two companies or 0.2% of the S&P 500 Index by market capitalization traded on the American Stock Exchange. As of June 30, 2003, the S&P 500 Index represented approximately 78% of the market value of S&P's internal database of over 7,463 equities. S&P chooses companies for inclusion in the S&P 500 Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of its database of over 7,463 equities, which S&P uses as an assumed model for the composition of the total market. Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the market price of that company's common stock is generally responsive to changes in the affairs of the respective industry and the market value and trading activity of the common stock of that company. Ten main groups of companies comprise the S&P 500 Index with the number of companies currently included in each group indicated in parentheses: Consumer Discretionary (86), Consumer Staples (37), Energy (23), Financials (82), Health Care (46), Industrials (60), Information Technology (83), Materials (34), Telecommunication Services (12), and Utilities (37) and Industrial Composite (372). S&P may from time to time, in its sole discretion, add companies to or delete companies from the S&P 500 Index to achieve the objectives stated above.

S&P calculates the S&P 500 Index by reference to the prices of its component stocks without taking account of the value of dividends paid on such stocks. As a result, the return on the S&P Notes will not reflect the return you would realize if you actually owned the component stocks and received the dividends paid on such stocks.

COMPUTATION OF THE S&P 500 INDEX

S&P currently computes the S&P 500 Index as of a particular time as follows:

- the product of the market price per share and the number of then outstanding shares of each component stock is determined as of that time (referred to as the "market value" of that stock);

- the market values of all component stocks as of that time are aggregated;

THE INDICES
--------------------------------------------------------------------------------

- the mean average of the market values as of each week in the base period of the years 1941 through 1943 of the common stock of each company in a group of 500 substantially similar companies is determined;

- the mean average market values of all these common stocks over the base period are aggregated (the aggregate amount being referred to as the "base value");

- the current aggregate market value of all component stocks is divided by the base value; and

- the resulting quotient, expressed in decimals, is multiplied by ten.

While S&P currently employs the above methodology to calculate the S&P 500 Index, no assurance can be given that S&P will not modify or change this methodology in a manner that may affect the amount payable at maturity to beneficial owners of the S&P Notes.

S&P adjusts the foregoing formula to offset the effects of changes in the market value of a component stock that are determined by S&P to be arbitrary or not due to true market fluctuations. These changes may result from causes such as:

- the issuance of stock dividends;

- the granting to shareholders of rights to purchase additional shares of stock;

- the purchase of shares by employees pursuant to employee benefit plans;

- consolidations and acquisitions;

- the granting to shareholders of rights to purchase other securities of the issuer;

- the substitution by S&P of particular component stocks in the S&P 500 Index;
  or

- other reasons.

In these cases, S&P first recalculates the aggregate market value of all component stocks, after taking account of the new market price per share of the particular component stock or the new number of outstanding shares of that stock or both, as the case may be, and then determines the new base value in accordance with the following formula:

                     New Market Value
Old Base Value  X    ----------------  =    New Base Value
                     Old Market Value

The result is that the base value is adjusted in proportion to any change in the aggregate market value of all component stocks resulting from the causes referred to above to the extent necessary to negate the effects of these causes upon the S&P 500 Index.

Neither UBS nor any of its affiliates accepts any responsibility for the calculation, maintenance or publication of, or for any error, omission or disruption in, the S&P 500 Index or any successor Index. S&P does not guarantee the accuracy or the completeness of the S&P 500 Index or any data included in the S&P 500 Index. S&P assumes no liability for any errors, omissions or disruption in the calculation and dissemination of the S&P 500 Index. S&P disclaims all responsibility for any errors or omissions in the calculation and dissemination of the S&P 500 Index or the manner in which the S&P 500 Index is applied in determining the amount payable at maturity.

HISTORICAL CLOSING LEVELS OF THE S&P 500 INDEX

Since its inception, the S&P 500 Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the S&P 500 Index during any period shown below is not an indication that the value of the S&P 500 Index is more or less likely to increase or decrease at any

THE INDICES
--------------------------------------------------------------------------------

time during the term of the S&P Notes. The historical closing levels of the S&P 500 Index do not give an indication of future performance of the S&P 500 Index. UBS cannot make any assurance that the future performance of the S&P 500 Index or its component stocks will result in holders of the S&P Notes receiving a positive return on their investment. The S&P 500 Index starting level is 981.60, the closing level of the S&P 500 Index on July 24, 2003 (the "trade date").

The graph below illustrates the performance of the S&P 500 Index from January 1, 1987 through July 24, 2003.
[S&P 500 INDEX GRAPH]

2/27/1987                                                                         284.2
3/31/1987                                                                         291.7
4/30/1987                                                                        288.36
5/29/1987                                                                         290.1
6/30/1987                                                                           304
7/31/1987                                                                        318.66
8/31/1987                                                                         329.8
9/30/1987                                                                        321.83
10/30/1987                                                                       251.79
11/30/1987                                                                        230.3
12/31/1987                                                                       247.08
1/29/1988                                                                        257.07
2/29/1988                                                                        267.82
3/31/1988                                                                        258.89
4/29/1988                                                                        261.33
5/31/1988                                                                        262.16
6/30/1988                                                                         273.5
7/29/1988                                                                        272.02
8/31/1988                                                                        261.52
9/30/1988                                                                        271.91
10/31/1988                                                                       278.97
11/30/1988                                                                        273.7
12/30/1988                                                                       277.72
1/31/1989                                                                        297.47
2/28/1989                                                                        288.86
3/31/1989                                                                        294.87
4/28/1989                                                                        309.64
5/31/1989                                                                        320.52
6/30/1989                                                                        317.98
7/31/1989                                                                        346.08
8/31/1989                                                                        351.45
9/29/1989                                                                        349.15
10/31/1989                                                                       340.36
11/30/1989                                                                       345.99
12/29/1989                                                                        353.4
1/31/1990                                                                        329.08
2/28/1990                                                                        331.89
3/30/1990                                                                        339.94
4/30/1990                                                                         330.8
5/31/1990                                                                        361.23
6/29/1990                                                                        358.02
7/31/1990                                                                        356.15
8/31/1990                                                                        322.56
9/28/1990                                                                        306.05
10/31/1990                                                                          304
11/30/1990                                                                       322.22
12/31/1990                                                                       330.22
1/31/1991                                                                        343.93
2/28/1991                                                                        367.07
3/29/1991                                                                        375.22
4/30/1991                                                                        375.34
5/31/1991                                                                        389.83
6/28/1991                                                                        371.16
7/31/1991                                                                        387.81
8/30/1991                                                                        395.43
9/30/1991                                                                        387.86
10/31/1991                                                                       392.45
11/29/1991                                                                       375.22
12/31/1991                                                                       417.09
1/31/1992                                                                        408.79
2/28/1992                                                                         412.7
3/31/1992                                                                        403.69
4/30/1992                                                                        414.95
5/29/1992                                                                        415.35
6/30/1992                                                                        408.14
7/31/1992                                                                        424.22
8/31/1992                                                                        414.03
9/30/1992                                                                         417.8
10/30/1992                                                                       418.68
11/30/1992                                                                       431.35
12/31/1992                                                                       435.71
1/29/1993                                                                        438.78
2/26/1993                                                                        443.38
3/31/1993                                                                        451.67
4/30/1993                                                                        440.19
5/31/1993                                                                        450.19
6/30/1993                                                                        450.53
7/30/1993                                                                        448.13
8/31/1993                                                                        463.56
9/30/1993                                                                        458.93
10/29/1993                                                                       467.83
11/30/1993                                                                       461.79
12/31/1993                                                                       466.45
1/31/1994                                                                        481.61
2/28/1994                                                                        467.14
3/31/1994                                                                        445.77
4/29/1994                                                                        450.91
5/31/1994                                                                        456.51
6/30/1994                                                                        444.27
7/29/1994                                                                        458.26
8/31/1994                                                                         475.5
9/30/1994                                                                        462.71
10/31/1994                                                                       472.35
11/30/1994                                                                       453.69
12/30/1994                                                                       459.27
1/31/1995                                                                        470.42
2/28/1995                                                                        487.39
3/31/1995                                                                        500.71
4/28/1995                                                                        514.71
5/31/1995                                                                         533.4
6/30/1995                                                                        544.75
7/31/1995                                                                        562.06
8/31/1995                                                                        561.88
9/29/1995                                                                        584.41
10/31/1995                                                                        581.5
11/30/1995                                                                       605.37
12/29/1995                                                                       615.93
1/31/1996                                                                        636.02
2/29/1996                                                                        640.43
3/29/1996                                                                         645.5
4/30/1996                                                                        654.17
5/31/1996                                                                        669.12
6/28/1996                                                                        670.63
7/31/1996                                                                        639.95
8/30/1996                                                                        651.99
9/30/1996                                                                        687.31
10/31/1996                                                                       705.27
11/29/1996                                                                       757.02
12/31/1996                                                                       740.74
1/31/1997                                                                        786.16
2/28/1997                                                                        790.82
3/31/1997                                                                        757.12
4/30/1997                                                                        801.34
5/30/1997                                                                        848.28
6/30/1997                                                                        885.14
7/31/1997                                                                        954.29
8/29/1997                                                                        899.47
9/30/1997                                                                        947.28
10/31/1997                                                                       914.62
11/28/1997                                                                        955.4
12/31/1997                                                                       970.43
1/30/1998                                                                        980.28
2/27/1998                                                                       1049.34
3/31/1998                                                                       1101.75
4/30/1998                                                                       1111.75
5/29/1998                                                                       1090.82
6/30/1998                                                                       1133.84
7/31/1998                                                                       1120.67
8/31/1998                                                                        957.28
9/30/1998                                                                       1017.01
10/30/1998                                                                      1098.67
11/30/1998                                                                      1163.63
12/31/1998                                                                      1229.23
1/29/1999                                                                       1279.64
2/26/1999                                                                       1238.33
3/31/1999                                                                       1286.37
4/30/1999                                                                       1335.18
5/31/1999                                                                       1301.84
6/30/1999                                                                       1372.71
7/30/1999                                                                       1328.72
8/31/1999                                                                       1320.41
9/30/1999                                                                       1282.71
10/29/1999                                                                      1362.93
11/30/1999                                                                      1388.91
12/31/1999                                                                      1469.25
1/31/2000                                                                       1394.46
2/29/2000                                                                       1366.42
3/31/2000                                                                       1498.58
4/28/2000                                                                       1452.43
5/31/2000                                                                        1420.6
6/30/2000                                                                        1454.6
7/31/2000                                                                       1430.83
8/31/2000                                                                       1517.68
9/29/2000                                                                       1436.51
10/31/2000                                                                       1429.4
11/30/2000                                                                      1314.95
12/29/2000                                                                      1320.28
1/31/2001                                                                       1366.01
2/28/2001                                                                       1239.94
3/30/2001                                                                       1160.33
4/30/2001                                                                       1249.46
5/31/2001                                                                       1255.82
6/29/2001                                                                       1224.42
7/31/2001                                                                       1211.23
8/31/2001                                                                       1133.58
9/28/2001                                                                       1040.94
10/31/2001                                                                      1059.78
11/30/2001                                                                      1139.45
12/31/2001                                                                      1148.08
1/31/2002                                                                        1130.2
2/28/2002                                                                       1106.73
3/29/2002                                                                       1147.39
4/30/2002                                                                       1076.92
5/31/2002                                                                       1067.14
6/28/2002                                                                        989.82
7/31/2002                                                                        911.62
8/30/2002                                                                        916.07
9/30/2002                                                                        815.28
10/31/2002                                                                       885.76
11/29/2002                                                                       936.31
12/31/2002                                                                       879.82
1/31/2003                                                                         855.7
2/28/2003                                                                        841.15
3/31/2003                                                                        848.18
4/30/2003                                                                        916.92
5/30/2003                                                                        963.59
6/27/2003                                                                        976.22
7/24/2003                                                                         981.6

Source: Bloomberg L.P.

LICENSE AGREEMENT

S&P and UBS have entered into a non-exclusive license agreement providing for the license to UBS, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the S&P 500 Index, which is owned and published by S&P, in connection with securities, including the S&P Notes.

The license agreement between S&P and UBS provides that the following language must be set forth in this prospectus supplement:

The S&P Notes are not sponsored, endorsed, sold or promoted by S&P. S&P makes no representation or warranty, express or implied, to the owners of the S&P Notes or any member of the public regarding the advisability of investing in securities generally or in the S&P Notes particularly, or the ability of the S&P 500 Index to track general stock market performance. S&P's only relationship to UBS is the licensing of certain trademarks and trade names of S&P and of the S&P 500 Index which is determined, composed and calculated by S&P without regard to UBS or the S&P Notes. S&P has no obligation to take the needs of UBS or the owners of the S&P Notes into consideration in determining, composing or calculating the S&P 500 Index. S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the S&P Notes to be issued or in the determination or calculation of the equation by which the S&P Notes are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the S&P Notes.

THE INDICES
--------------------------------------------------------------------------------

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY UBS, OWNERS OF THE S&P NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

"Standard & Poor's(R)," "S&P(R)," "S&P 500(R)," "Standard & Poor's 500" and "500" are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by UBS. The S&P Notes are not sponsored, endorsed, sold or promoted by S&P and S&P makes no representation regarding the advisability of investing in the S&P Notes.

THE DOW JONES INDUSTRIAL AVERAGE

We have derived all information regarding the Dow Jones Industrial Average (the "Dow Jones Index") contained in this prospectus supplement from publicly available information. Such information reflects the policies of, and is subject to change by, Dow Jones & Company, Inc. ("Dow Jones"). Dow Jones owns the copyright and all other rights to the Dow Jones Index. Dow Jones has no obligation to continue to publish, and may discontinue publication of, the Dow Jones Index. We do not assume any responsibility for the accuracy or completeness of such information.

The Dow Jones Index is a benchmark of performance for leading companies in the U.S. stock market. The Dow Jones Index consists of 30 "blue-chip" U.S. stocks, although this has not always been the case. The number of stocks in the Dow Jones Index was 12 in 1896, rose to 20 in 1916, then to 30 in 1928, and has been at that level ever since.

The Dow Jones Index is calculated by adding up the prices of the 30 constituent stocks and dividing the total by a divisor. The divisor is now an arbitrary number that reflects adjustments over time resulting from spin-offs, stock splits, stock dividends and other corporate actions, as well as additions and deletions to the Dow Jones Index. The adjustments to the divisor also allow the Dow Jones Index calculation to remain comparable over time.

According to Dow Jones, the composition of the Dow Jones Index is determined at the discretion of the editors of The Wall Street Journal. There are no pre-determined criteria except that components should be established U.S. companies that are leaders in their industries. The Dow Jones Index is not limited to traditionally defined industrial stocks. Instead, the Dow Jones Index serves as a measure of the entire U.S. market, covering such diverse industries as financial services, technology, retail, entertainment and consumer goods.

For the sake of continuity, changes to the composition of the Dow Jones Index are rare, and generally occur only after corporate acquisitions or other dramatic shifts in a component's core business. When such an event necessitates that one component be replaced, the entire Dow Jones Index is reviewed by the editors of The Wall Street Journal. As a result, multiple component changes are often implemented simultaneously.

Below is a breakdown of the stocks included in the Dow Jones Index by Industry group as of the close of market on July 24, 2003.

THE INDICES
--------------------------------------------------------------------------------

                                                                WEIGHT IN THE
                                                                  DOW JONES
STOCKS INCLUDED IN THE DOW JONES INDEX                             INDEX(1)
BREAKDOWN BY INDUSTRY                                         ------------------
--------------------------------------------------------------------------------
Consumer Discretionary
  Eastman Kodak Company.....................................          2.0%
  General Motors Corporation................................          2.8%
  The Home Depot, Inc. .....................................          2.4%
  McDonald's Corporation....................................          1.6%
  The Walt Disney Company...................................          1.6%
                                                                    -----
     Industry Sub-Total.....................................         10.4%
Consumer Staples
  The Coca-Cola Company.....................................          3.4%
  Altria Group Inc. ........................................          3.1%
  The Procter & Gamble Company..............................          6.8%
  Wal-Mart Stores, Inc. ....................................          4.3%
                                                                    -----
     Industry Sub-Total.....................................         17.6%
Energy
  Exxon Mobil Corporation...................................          2.7%
                                                                    -----
     Industry Sub-Total.....................................          2.7%
Financial
  American Express Company..................................          3.4%
  Citigroup Inc. ...........................................          3.4%
  J.P. Morgan Chase & Co. ..................................          2.7%
                                                                    -----
     Industry Sub-Total.....................................          9.5%
Health Care
  Johnson & Johnson.........................................          4.0%
  Merck & Co., Inc. ........................................          4.4%
                                                                    -----
     Industry Sub-Total.....................................          8.4%
Industrial
  3M Company................................................         10.7%
  The Boeing Company........................................          2.5%
  Caterpillar Inc. .........................................          4.9%
  General Electric Company..................................          2.1%
  Honeywell International Inc. .............................          2.2%
  United Technologies Corporation...........................          5.8%
                                                                    -----
     Industry Sub-Total.....................................         28.1%

THE INDICES
--------------------------------------------------------------------------------

                                                                WEIGHT IN THE
                                                                  DOW JONES
STOCKS INCLUDED IN THE DOW JONES INDEX                             INDEX(1)
BREAKDOWN BY INDUSTRY                                         ------------------
--------------------------------------------------------------------------------
Materials
  Alcoa Inc. ...............................................          2.0%
  E.I. du Pont de Nemours and Company.......................          3.3%
  International Paper Company...............................          2.9%
                                                                    -----
     Industry Sub-Total.....................................          8.2%
Technology
  Hewlett-Packard Company...................................          1.6%
  Intel Corporation.........................................          1.8%
  International Business Machines Corporation...............          6.3%
  Microsoft Corporation.....................................          2.0%
                                                                    -----
     Industry Sub-Total.....................................         11.7%
Telecommunications
  AT&T Corp. ...............................................          1.5%
  SBC Communications Inc. ..................................          1.8%
                                                                    -----
     Industry Sub-Total.....................................          3.3%
                                                                    -----
DOW JONES INDEX TOTAL.......................................        100.0%
                                                                    =====

---------------

Source: Bloomberg L.P.

(1) Weights may have been rounded for ease of analysis.

THE INDICES
--------------------------------------------------------------------------------

The Dow Jones Index starting level is 9,112.51, the closing level of the Dow Jones Index on the trade date. The following graph sets forth the historical performance of the Dow Jones Index from January 1, 1987 through July 24, 2003. DOW JONES INDEX GRAPH

                                                                              INDU INDEX
                                                                              ----------
2/87                                                                            2224.00
                                                                                2304.70
                                                                                2286.40
                                                                                2291.60
                                                                                2418.50
                                                                                2572.10
                                                                                2663.00
                                                                                2596.30
                                                                                1993.50
                                                                                1833.60
                                                                                1938.80
                                                                                1958.22
                                                                                2071.62
                                                                                1988.06
                                                                                2032.33
                                                                                2031.12
                                                                                2141.71
                                                                                2128.73
                                                                                2031.65
                                                                                2112.70
                                                                                2148.65
                                                                                2114.51
                                                                                2168.60
                                                                                2342.32
2/89                                                                            2258.39
                                                                                2293.62
                                                                                2418.80
                                                                                2480.15
                                                                                2440.06
                                                                                2660.66
                                                                                2737.27
                                                                                2692.82
                                                                                2645.08
                                                                                2706.27
                                                                                2753.20
                                                                                2590.54
                                                                                2627.25
                                                                                2707.21
                                                                                2656.76
                                                                                2876.66
                                                                                2880.69
                                                                                2905.20
                                                                                2614.36
                                                                                2452.48
                                                                                2442.33
                                                                                2559.65
                                                                                2633.66
                                                                                2736.39
2/91                                                                            2882.18
                                                                                2913.86
                                                                                2887.87
                                                                                3027.50
                                                                                2906.75
                                                                                3024.82
                                                                                3043.60
                                                                                3016.77
                                                                                3069.10
                                                                                2894.68
                                                                                3168.83
                                                                                3223.39
                                                                                3267.67
                                                                                3235.47
                                                                                3359.12
                                                                                3396.88
                                                                                3318.52
                                                                                3393.78
                                                                                3257.35
                                                                                3271.66
                                                                                3226.28
                                                                                3305.16
                                                                                3301.11
                                                                                3310.03
2/93                                                                            3370.81
                                                                                3435.11
                                                                                3427.55
                                                                                3527.43
                                                                                3516.08
                                                                                3539.47
                                                                                3651.25
                                                                                3555.12
                                                                                3680.59
                                                                                3683.95
                                                                                3754.09
                                                                                3978.36
                                                                                3832.02
                                                                                3635.96
                                                                                3681.69
                                                                                3758.37
                                                                                3624.96
                                                                                3764.50
                                                                                3913.42
                                                                                3843.19
                                                                                3908.12
                                                                                3739.23
                                                                                3834.44
                                                                                3843.86
2/95                                                                            4011.05
                                                                                4157.69
                                                                                4321.27
                                                                                4465.14
                                                                                4556.10
                                                                                4708.47
                                                                                4610.56
                                                                                4789.08
                                                                                4755.48
                                                                                5074.49
                                                                                5117.12
                                                                                5395.30
                                                                                5485.62
                                                                                5587.14
                                                                                5569.08
                                                                                5643.18
                                                                                5654.63
                                                                                5528.91
                                                                                5616.21
                                                                                5882.17
                                                                                6029.38
                                                                                6521.70
                                                                                6448.27
                                                                                6813.09
2/97                                                                            6877.74
                                                                                6583.48
                                                                                7008.99
                                                                                7331.04
                                                                                7672.79
                                                                                8222.61
                                                                                7622.42
                                                                                7945.26
                                                                                7442.08
                                                                                7823.13
                                                                                7908.25
                                                                                7906.50
                                                                                8545.72
                                                                                8799.81
                                                                                9063.37
                                                                                8899.95
                                                                                8952.02
                                                                                8883.29
                                                                                7539.07
                                                                                7842.62
                                                                                8592.10
                                                                                9116.55
                                                                                9181.43
                                                                                9358.83
2/99                                                                            9306.58
                                                                                9786.16
                                                                               10789.00
                                                                               10559.70
                                                                               10970.80
                                                                               10655.20
                                                                               10829.30
                                                                               10337.00
                                                                               10729.90
                                                                               10877.80
                                                                               11497.10
                                                                               10940.50
                                                                               10128.30
                                                                               10921.90
                                                                               10733.90
                                                                               10522.30
                                                                               10447.90
                                                                               10522.00
                                                                               11215.10
                                                                               10650.90
                                                                               10971.10
                                                                               10414.50
                                                                               10786.80
                                                                               10887.40
2/01                                                                           10495.30
                                                                                9878.78
                                                                               10735.00
                                                                               10911.90
                                                                               10502.40
                                                                               10522.80
                                                                                9949.75
                                                                                8847.56
                                                                                9075.14
                                                                                9851.56
                                                                               10021.50
                                                                                9920.00
                                                                               10106.10
                                                                               10403.90
                                                                                9946.22
                                                                                9925.25
                                                                                9243.26
                                                                                8736.59
                                                                                8663.50
                                                                                7591.93
                                                                                8397.03
                                                                                8896.09
                                                                                8341.63
                                                                                8053.81
2/03                                                                            7891.08
3/31/03                                                                         7992.13
4/30/03                                                                         8480.09
5/30/03                                                                         8850.26
6/27/03                                                                         8989.05
7/24/03                                                                         9112.51

---------------

Source: Bloomberg L.P.

Historical performance of the Dow Jones Index is not indicative of future performance of the Dow Jones Index.

LICENSE AGREEMENT

We have entered into a non-exclusive license agreement with Dow Jones, which grants us a license in exchange for a fee to use the Dow Jones Index in connection with the issuance of certain securities, including the DJIA Notes.

"Dow Jones" and "Dow Jones Industrial Average(SM)" are service marks of Dow Jones & Company, Inc. and have been licensed for use for certain purposes by UBS.

The DJIA Notes are not sponsored, endorsed, sold or promoted by Dow Jones. Dow Jones makes no representation or warranty, express or implied, to the owners of the DJIA Notes or any member of the public regarding the advisability of investing in securities generally or in the DJIA Notes particularly. Dow Jones' only relationship to UBS is the licensing of certain trademarks, trade names and service marks of Dow Jones and of the Dow Jones Industrial Average(SM), which is determined, composed and calculated by Dow Jones without regard to UBS or the DJIA Notes. Dow Jones has no obligation to take the needs of UBS or the owners of the DJIA Notes into consideration in determining, composing or calculating the Dow Jones Industrial Average(SM). Dow Jones is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the DJIA Notes to be issued or in the determination or calculation of the equation by which the DJIA Notes are to be converted into cash. Dow Jones has no obligation or liability in connection with the administration, marketing or trading of the DJIA Notes.

DOW JONES DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE DOW JONES INDUSTRIAL AVERAGE(SM) OR ANY DATA INCLUDED THEREIN AND DOW JONES SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. DOW JONES MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY UBS, OWNERS OF THE DJIA NOTES, OR ANY OTHER PERSON OR

THE INDICES
--------------------------------------------------------------------------------

ENTITY FROM THE USE OF THE DOW JONES INDUSTRIAL AVERAGE(SM) OR ANY DATA INCLUDED THEREIN. DOW JONES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DOW JONES INDUSTRIAL AVERAGE(SM) OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL DOW JONES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN DOW JONES AND UBS.

THE NASDAQ-100 INDEX

All information in this prospectus supplement regarding the Nasdaq-100 Index is derived from publicly available information. That information reflects the policies of, and is subject to change by The Nasdaq Stock Market, Inc. or any of its affiliates ("Nasdaq"). Nasdaq owns the copyright and all other rights to the Nasdaq-100 Index. Nasdaq has no obligation to continue to publish, and may discontinue publication of, the Nasdaq-100 Index. We do not assume any responsibility for the accuracy or completeness of such information. Historical performance of the Nasdaq-100 Index is not an indication of future performance. Future performance of the Nasdaq-100 Index may differ significantly from historical performance, either positively or negatively.

The Nasdaq-100 Index is a modified capitalization-weighted index of 100 of the largest and most actively traded stocks of non-financial companies listed on the Nasdaq National Market(R) tier of the National Market System. The Nasdaq-100 Index was first published in January 1985 and includes companies across a variety of major industry groups. Current information regarding the market level of the Nasdaq-100 Index is available from Nasdaq and from numerous market information services. The level of the Nasdaq-100 Index is determined, comprised and calculated by Nasdaq without regard to the Nasdaq-100 Notes.

Certain Nasdaq-100 Index values and percentages included in the charts below have been rounded so that the total negative monthly returns in each year may be less than or greater than the amounts stated.

THE INDICES
--------------------------------------------------------------------------------

The Nasdaq-100 Index starting level is 1,253.76, the closing level of the Nasdaq-100 Index on the trade date. The following graph sets forth the historical performance of the Nasdaq-100 Index from its January 1, 1987 through July 24, 2003.

[CHART]

                                                                               NDX INDEX
                                                                               ---------
2/87                                                                             182.75
                                                                                 186.04
                                                                                 184.83
                                                                                 188.77
                                                                                 189.24
                                                                                 196.35
                                                                                 209.57
                                                                                  205.5
                                                                                 150.07
                                                                                 137.13
                                                                                 156.25
                                                                                 159.13
                                                                                 172.64
                                                                                 173.26
                                                                                 175.92
                                                                                 173.34
                                                                                 189.03
                                                                                 181.16
                                                                                    171
                                                                                 179.37
                                                                                 174.78
                                                                                 169.19
                                                                                 177.41
                                                                                 186.47
2/89                                                                             183.79
                                                                                 185.87
                                                                                 200.47
                                                                                 214.55
                                                                                 204.58
                                                                                 214.28
                                                                                 222.01
                                                                                 226.42
                                                                                 222.61
                                                                                 224.44
                                                                                 223.83
                                                                                 201.94
                                                                                 207.92
                                                                                 213.15
                                                                                 205.81
                                                                                 236.15
                                                                                 238.46
                                                                                 223.39
                                                                                 193.61
                                                                                 177.06
                                                                                 172.56
                                                                                 192.66
                                                                                 200.53
                                                                                 232.43
2/91                                                                             250.11
                                                                                 264.91
                                                                                 263.66
                                                                                    279
                                                                                 254.19
                                                                                 272.16
                                                                                 287.41
                                                                                 287.54
                                                                                 292.51
                                                                                 284.79
                                                                                 330.85
                                                                                 338.31
                                                                                 345.88
                                                                                 323.05
                                                                                 307.86
                                                                                  315.3
                                                                                 301.23
                                                                                  310.9
                                                                                 299.26
                                                                                 313.18
                                                                                 329.15
                                                                                 350.96
                                                                                 360.18
                                                                                 370.56
2/93                                                                             351.14
                                                                                 359.42
                                                                                 339.94
                                                                                 368.11
                                                                                 366.13
                                                                                 352.86
                                                                                 372.65
                                                                                 382.71
                                                                                 390.98
                                                                                 386.76
                                                                                 398.28
                                                                                 413.99
                                                                                 412.17
                                                                                 382.96
                                                                                 373.25
                                                                                 378.85
                                                                                  360.3
                                                                                 370.16
                                                                                  397.9
                                                                                 393.85
                                                                                 413.05
                                                                                 404.82
                                                                                 404.27
                                                                                 405.33
2/95                                                                              432.5
                                                                                 447.15
                                                                                 469.56
                                                                                  488.1
                                                                                 538.03
                                                                                 568.88
                                                                                 576.77
                                                                                 585.08
                                                                                 598.78
                                                                                 593.72
                                                                                 576.23
                                                                                 591.82
                                                                                 622.83
                                                                                 609.69
                                                                                 666.73
                                                                                 692.39
                                                                                  677.3
                                                                                 636.01
                                                                                 663.57
                                                                                 737.58
                                                                                 751.99
                                                                                 834.01
                                                                                 821.36
                                                                                 921.55
2/97                                                                             850.46
                                                                                 797.06
                                                                                 874.74
                                                                                 958.85
                                                                                  957.3
                                                                                1107.03
                                                                                1074.17
                                                                                1097.17
                                                                                1019.62
                                                                                1050.51
                                                                                  990.8
                                                                                1071.13
                                                                                1194.13
                                                                                1220.66
                                                                                1248.12
                                                                                1192.07
                                                                                1337.34
                                                                                1377.26
                                                                                1140.34
                                                                                1345.48
                                                                                1400.52
                                                                                1557.96
                                                                                1836.01
                                                                                2127.19
2/99                                                                            1925.28
                                                                                2106.39
                                                                                2136.39
                                                                                 2089.7
                                                                                2296.77
                                                                                2270.93
                                                                                2396.87
                                                                                 2407.9
                                                                                2637.44
                                                                                2966.71
                                                                                3707.83
                                                                                3570.05
                                                                                4266.94
                                                                                4397.84
                                                                                3773.18
                                                                                3324.08
                                                                                3763.79
                                                                                3609.35
                                                                                4077.59
                                                                                3570.61
                                                                                 3282.3
                                                                                2506.54
                                                                                 2341.7
                                                                                   2593
2/01                                                                            1908.32
                                                                                1573.25
                                                                                1855.15
                                                                                1799.89
                                                                                1830.19
                                                                                1683.61
                                                                                 1469.7
                                                                                1168.37
                                                                                1364.78
                                                                                1596.05
                                                                                1577.05
                                                                                1550.17
                                                                                1359.22
                                                                                1452.81
                                                                                1277.07
                                                                                1208.34
                                                                                1051.41
                                                                                 962.11
                                                                                 942.38
                                                                                 832.52
                                                                                 989.54
                                                                                 1116.1
                                                                                 984.36
                                                                                 983.05
2/03                                                                            1009.74
3/31/03                                                                         1018.66
4/30/03                                                                         1106.06
5/30/03                                                                         1197.89
6/27/03                                                                         1205.25
7/24/03                                                                         1253.73

We have entered into a non-exclusive license agreement with Nasdaq, which grants us a license in exchange for a fee to use the Nasdaq-100 Index in connection with the issuance of certain securities, including the Nasdaq-100 Notes.

The Nasdaq-100 Notes are not sponsored, endorsed, sold or promoted by The Nasdaq Stock Market, Inc. (including its affiliates, "Nasdaq"). Nasdaq has not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the Nasdaq-100 Notes. Nasdaq makes no representation or warranty, express or implied, to the holders of the Nasdaq-100 Notes or any member of the public regarding the advisability of investing in securities generally or in the Nasdaq-100 Notes particularly, or the ability of the Nasdaq-100 Index to track general stock market performance. Nasdaq's only relationship to UBS is in the licensing of the Nasdaq-100(R), Nasdaq-100 Index(R), and Nasdaq(R) trademarks or service marks, and certain trade names of Nasdaq and the use of the Nasdaq-100 Index which is determined, composed and calculated by Nasdaq without regard to UBS or the Nasdaq-100 Notes. Nasdaq has no obligation to take the needs of UBS or the holders of the Notes into consideration in determining, composing or calculating the Nasdaq-100 Index. Nasdaq is not responsible for and has not participated in the determination of the timing of, prices or quantities of the Nasdaq-100 Notes to be issued or in the determination or calculation of the equation by which the Nasdaq-100 Notes are to be converted into cash. Nasdaq has no liability in connection with the administration, marketing or trading of the Nasdaq-100 Notes.

NASDAQ DOES NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE NASDAQ-100 INDEX OR ANY DATA INCLUDED THEREIN.

THE INDICES
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NASDAQ MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO THE RESULTS TO BE OBTAINED BY UBS, HOLDERS OF THE NASDAQ-100 NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NASDAQ-100 INDEX OR ANY DATA INCLUDED THEREIN. NASDAQ MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NASDAQ-100 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL NASDAQ HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

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VALUATION OF THE NOTES

AT MATURITY. Your cash payment at maturity for each series of Notes in which you invest is based on the Index Return for its applicable Index. If the Index Return is positive, the Index Return will be tripled, subject to the maximum gain for each series of Notes. For each series, the maximum gain for the Notes and the corresponding maximum payment for each $1,000 principal amount of the Notes will be as follows:

  -------------------------------------------------------------------------------------------------------
                                                                              MAXIMUM           MAXIMUM
                                                                            GAIN ON THE       PAYMENT AT
            SERIES                          UNDERLYING INDEX                   NOTES           MATURITY
  -------------------------------------------------------------------------------------------------------
  S&P Notes                        S&P 500(R) Index                           15.25%           $1,152.50
  DJIA Notes                       Dow Jones Industrial Average(SM)           15.75%           $1,157.50
  Nasdaq-100 Notes                 Nasdaq-100 Index(R)                        20.25%           $1,202.50
  -------------------------------------------------------------------------------------------------------

Each series of Notes is fully exposed to any decline in the level of its applicable Index and a negative Index Return will reduce the cash payment at maturity for Notes linked to that Index. THE PERFORMANCE OF EACH SERIES OF NOTES WILL NOT DEPEND ON THE PERFORMANCE OF ANY OTHER INDEX OR SERIES OF NOTES. YOU WILL LOSE SOME OR ALL OF YOUR INVESTMENT IF THE APPLICABLE INDEX LEVEL DECLINES. The maximum gain on the Notes and the corresponding maximum payment at maturity for each $1,000 principal amount of the Notes vary from one series of the Notes to another. For a description of how your payment at maturity will be calculated, see "What are the steps to calculate payment at maturity?" on page S-4 and "Specific Terms of the Notes--Payment at Maturity" on page S-27.

PRIOR TO MATURITY. You should understand that the market value of any series of Notes will be affected by several factors, many of which are beyond our control. We expect that generally the level of the applicable Index on any day will affect the market value of each series of the Notes more than any other single factor. Other factors that may influence the market value of each series of the Notes include supply and demand for that series of Notes, the volatility of its applicable Index, the level of interest rates and other economic conditions, as well as the perceived creditworthiness of UBS. See "Risk Factors" beginning on page S-11 for a discussion of the factors that may influence the market value of the Notes prior to maturity.

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SPECIFIC TERMS OF THE NOTES

In this section, references to "holders" mean those who own the Notes registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the Notes registered in street name or in the Notes issued in book-entry form through The Depository Trust Company or another depositary. Owners of beneficial interests in the Notes should read the section entitled "Legal Ownership and Book-Entry Issuance" in the accompanying prospectus.

We are offering three separate series of Enhanced Appreciation Securities. You may invest in one or more series of Notes offered by this prospectus supplement. The return on each series of Notes is linked to the performance of a different underlying index (each, an "Index"):

+  The S&P NOTES are linked to the S&P 500(R) Index

+  The DJIA NOTES are linked to the Dow Jones Industrial Average(SM)

+  The NASDAQ-100 NOTES are linked to the Nasdaq-100 Index(R)

The Notes are part of a series of debt securities entitled "Medium Term Notes, Series A" that we may issue under the indenture from time to time. This prospectus supplement summarizes specific financial and other terms that apply to the Notes. Terms that apply generally to all Medium Term Notes, Series A are described in "Description of Debt Securities We May Offer" in the accompanying prospectus. The terms described here (i.e., in this prospectus supplement) supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling. Except as otherwise indicated, the terms described here apply generally to the S&P Notes, the DJIA Notes and the Nasdaq-100 Notes.

Please note that the information about the price to the public and the net proceeds to UBS on the front cover of this prospectus supplement relates only to the initial sale of the Notes. If you have purchased the Notes in a market-making transaction after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

We describe the terms of the Notes in more detail below. References to "applicable Index" mean the S&P 500(R) Index, the Dow Jones Industrial Average(SM), or the Nasdaq-100 Index(R), as applicable.

COUPON

We will not pay you interest during the term of the Notes.

DENOMINATION

We will offer the Notes in denominations of $1,000 and integral multiples thereof.

PAYMENT AT MATURITY

You will receive a cash payment at maturity for each series of Notes in which you invest based on the Index Return for its applicable Index. If the Index Return is positive, the Index Return will be tripled, subject to the maximum gain for each series of Notes. For each series, the maximum gain for the

SPECIFIC TERMS OF THE NOTES
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Notes and the corresponding maximum payment for each $1,000 principal amount of the Notes will be as follows:

  ---------------------------------------------------------------------------------------------------
                                                               INDEX         MAXIMUM        MAXIMUM
                                                             STARTING      GAIN ON THE    PAYMENT AT
       SERIES                  UNDERLYING INDEX                LEVEL          NOTES        MATURITY
  ---------------------------------------------------------------------------------------------------
  S&P Notes           S&P 500(R) Index                        981.60         15.25%        $1,152.50
  DJIA Notes          Dow Jones Industrial Average(SM)       9,112.51        15.75%        $1,157.50
  Nasdaq-100 Notes    Nasdaq-100 Index(R)                    1,253.76        20.25%        $1,202.50
  ---------------------------------------------------------------------------------------------------

Each series of Notes is fully exposed to any decline in the level of its applicable Index and a negative Index Return will reduce the cash payment at maturity for Notes linked to that Index. THE PERFORMANCE OF EACH SERIES OF NOTES WILL NOT DEPEND ON THE PERFORMANCE OF ANY OTHER INDEX OR SERIES OF NOTES. YOU WILL LOSE SOME OR ALL OF YOUR INVESTMENT IF THE INDEX LEVEL FOR YOUR SERIES OF NOTES DECLINES. The maximum gain on the Notes and the corresponding maximum payment at maturity for each $1,000 principal amount of the Notes vary from one series of the Notes to another.

For each $1,000 principal amount of the Notes, we will pay you in cash an amount equal to $1,000 plus the Adjusted Index Return of the applicable Index multiplied by $1,000.

The "Index Return" for a particular Index is the difference between the closing level of that Index on the trade date and on the final valuation date, expressed as a percentage and calculated as follows:

    Index Return  =    Index ending level - Index starting level
                       -----------------------------------------
                                 Index starting level

where the "Index starting level" is the closing level of the applicable Index on the trade date and the "Index ending level" is the closing level of that applicable Index on the final valuation date.

The "Adjusted Index Return" of a particular Index is based on the Index Return for that Index, which may be positive or negative. If an Index Return is positive, it will be tripled in order to calculate the applicable Adjusted Index Return, subject to the maximum gain for the series of Notes linked to that Index. If the Index Return is zero or negative, the Adjusted Index Return will be equal to the Index Return.

The payment at maturity for each series of Notes will be calculated as follows:

     Payment at maturity = principal amount of the Note + (principal amount of the Note x applicable Adjusted Index Return)

See "What are the steps to calculate payment at maturity?" on page S-4.

MATURITY DATE

The maturity date for each series of Notes will be October 29, 2004, unless that day is not a business day, in which case the maturity date will be the next following business day. If the fifth business day before this applicable day does not qualify as the final valuation date with respect to a particular series of Notes as determined in accordance with "--Final Valuation Date" below, then the maturity date for that series of Notes will be the fifth business day following such final valuation date. The calculation agent may postpone the final valuation date for a series of Notes--and therefore the maturity date for that series of Notes--if a market disruption event occurs or is continuing with respect to that series of Notes on a day that would otherwise be the final valuation date for that series of Notes. We describe market disruption events under "--Market Disruption Event" below.

The postponement of the maturity date for one series of the Notes will not affect the maturity date for any other series of the Notes.

SPECIFIC TERMS OF THE NOTES
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FINAL VALUATION DATE

The final valuation date for each series of Notes will be October 22, 2004, unless the calculation agent determines that a market disruption event occurs or is continuing with respect to a particular series of Notes on that day. In that event, the final valuation date for that series of Notes will be the first following calendar day on which the calculation agent determines that a market disruption event does not occur and is not continuing with respect to that series of Notes. In no event, however, will the final valuation date for any series of Notes be postponed by more than 10 business days.

The postponement of the final valuation date for one series of the Notes will not affect the final valuation date for any other series of the Notes.

MARKET DISRUPTION EVENT

The calculation agent will determine the applicable Index ending level for each series of Notes on the applicable final valuation date. As described above, the final valuation date for any series of Notes may be postponed, and thus the determination of the Index ending level for that series of Notes may be postponed if the calculation agent determines that, on the final valuation date for a series of Notes, a market disruption event has occurred or is continuing for any series of Notes. If such a postponement occurs, the calculation agent will use the closing level of the applicable Index on the first calendar day on which no market disruption event occurs or is continuing with respect to that series of Notes. In no event, however, will the determination of the Index ending level for any series of Notes be postponed by more than ten business days.

If the determination of the Index ending level for a series of Notes is postponed to the last possible day, but a market disruption event occurs or is continuing on that day with respect to that series of Notes, that day will nevertheless be the date on which the Index ending level for that series of Notes will be determined by the calculation agent. In such an event, the calculation agent will make a good faith estimate in its sole discretion of the Index ending level for that series of Notes that would have prevailed in the absence of the market disruption event.

Any of the following will be a market disruption event with regard to a particular series of Notes:

+ a suspension, absence or material limitation of trading in a material number of Index Constituent Stocks for more than two hours or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion

+ a suspension, absence or material limitation of trading in option or futures contracts relating to the applicable Index or a material number of Index Constituent Stocks in the primary market for those contracts for more than two hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion

+ the applicable Index is not published, as determined by the calculation agent in its sole discretion

+ in any other event, if the calculation agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to that series of Notes that we or our affiliates have effected or may effect as described below under "Use of Proceeds and Hedging."

The following events will not be market disruption events:

+ a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market

+ a decision to permanently discontinue trading in the option or futures contracts relating to an Index or any Index Constituent Stocks.

SPECIFIC TERMS OF THE NOTES
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For this purpose, an "absence of trading" in the primary securities market on which option or futures contracts related to the applicable Index or any Index Constituent Stocks are traded will not include any time when that market is itself closed for trading under ordinary circumstances.

A market disruption event for one series of the Notes will not necessarily be a market disruption event for any other series of the Notes.

REDEMPTION PRICE UPON OPTIONAL TAX REDEMPTION

We have the right to redeem each series of the Notes in the circumstances described under "Description of Debt Securities We May Offer--Optional Tax Redemption" in the accompanying prospectus. If we exercise this right, the redemption price of the applicable series of Notes will be determined by the calculation agent in a manner reasonably calculated to preserve your and our relative economic position.

DEFAULT AMOUNT ON ACCELERATION

If an event of default occurs and the maturity of the Notes is accelerated, we will pay the default amount in respect of the principal of your Notes at maturity. We describe the default amount below under "--Default Amount."

For the purpose of determining whether the holders of our Series A medium-term notes, of which the Notes are a part, are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Notes as the outstanding principal amount of that note. Although the terms of the Notes may differ from those of the other Series A medium-term notes, holders of specified percentages in principal amount of all Series A medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the Series A medium-term notes, including the Notes. This action may involve changing some of the terms that apply to the Series A medium-term notes, accelerating the maturity of the Series A medium-term notes after a default or waiving some of our obligations under the indenture. We discuss these matters in the attached prospectus under "Description of Debt Securities We May Offer--Default, Remedies and Waiver of Default" and "--Modification and Waiver of Covenants."

DEFAULT AMOUNT
The default amount for any series of the Notes on any day will be an amount, in U.S. dollars for the principal of that series of the Notes, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to that series of the Notes as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to that series of the Notes. That cost will equal:

+ the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

+ the reasonable expenses, including reasonable attorneys' fees, incurred by the holders of that series of Notes in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for any series of the Notes, which we describe below, the holders of that series of the Notes and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest--or, if there is only one, the only--quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant

SPECIFIC TERMS OF THE NOTES
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grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount for that series of Notes.

DEFAULT QUOTATION PERIOD
The default quotation period for a series of Notes is the period beginning on the day the default amount for that series of Notes first becomes due and ending on the third business day after that day, unless:

+  no quotation of the kind referred to above is obtained, or

+ every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period for a series of Notes will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period for that series of Notes will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period for a series of Notes and the subsequent two business days objection period have not ended before the final valuation date for that series of Notes, then the default amount will equal the principal amount of that series of the Notes.

QUALIFIED FINANCIAL INSTITUTIONS
For the purpose of determining the default amount for any series of the Notes at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

+ A-1 or higher by Standard & Poor's Ratings Group or any successor, or any other comparable rating then used by that rating agency, or

+ P-1 or higher by Moody's Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

DISCONTINUANCE OF OR ADJUSTMENTS TO THE INDICES; ALTERATION OF METHOD OF CALCULATION

If S&P, Dow Jones or Nasdaq discontinue publication of their respective Indices and they or any other person or entity publish a substitute index that the calculation agent determines is comparable to the applicable Index and approves as a successor Index thereto, then the calculation agent will determine the applicable Index Return, Index starting level, Index ending level and amount payable at maturity with respect to the applicable series of Notes by reference to such successor Index.

If the calculation agent determines that the publication of an Index is discontinued and that there is no successor Index thereto on any date when the value of that Index is required to be determined, the calculation agent will instead make the necessary determination by reference to a group of stocks or index and a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the applicable Index.

If the calculation agent determines that the securities included in an Index or the method of calculating that Index has been changed at any time in any respect--including any addition, deletion or substitution and any reweighting or rebalancing of the applicable Index Constituent Stocks and

SPECIFIC TERMS OF THE NOTES
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whether the change is made by S&P, Dow Jones or Nasdaq under their existing policies or following a modification of those policies, is due to the publication of a successor Index for that Index, is due to events affecting one or more of the applicable Index Constituent Stocks or their issuers or is due to any other reason--that causes that Index not to fairly represent the value of that Index had such changes not been made or that otherwise affects the calculation of the Index Return, Index starting level, Index ending level or amount payable at maturity with respect to any series of the Notes, then the calculation agent may make adjustments in this method of calculating the applicable Index with respect to the applicable series of Notes that it believes are appropriate to ensure that the Index Return used to determine the amount payable on the maturity date for that series of Notes is equitable. All determinations and adjustments to be made by the calculation agent with respect to any Index Return, Index starting level, Index ending level, amount payable at maturity or otherwise relating to the level of any Index may be made by the calculation agent in its sole discretion.

MANNER OF PAYMENT AND DELIVERY

Any payment on or delivery of the Notes at maturity will be made to accounts designated by you and approved by us, or at the office of the trustee in New York City, but only when the Notes are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

BUSINESS DAY

When we refer to a business day with respect to the Notes, we mean any day that is a business day of the kind described in "Description of Debt Securities We May Offer--Payment Mechanics for Debt Securities" in the attached prospectus.

MODIFIED BUSINESS DAY

As described in "Description of Debt Securities We May Offer--Payment Mechanics for Debt Securities" in the attached prospectus, any payment on the Notes that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, with the same effect as if paid on the original due date, except as described under "--Maturity Date" and "--Final Valuation Date" above.

ROLE OF CALCULATION AGENT

Our affiliate, UBS Securities LLC, will serve as the calculation agent. We may change the calculation agent after the original issue date of the Notes without notice. The calculation agent will make all determinations regarding the value of the Notes at maturity, market disruption events, business days, default amounts, Index Returns, Index starting levels, Index ending levels and the amount payable in respect of your Notes. Such determinations with respect to any series of Notes will not affect the terms of any other series of Notes. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

BOOKING BRANCH

The Notes will be booked through UBS AG, Jersey Branch.

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Use of Proceeds and Hedging

We will use the net proceeds we receive from the sale of the Notes for the purposes we describe in the attached prospectus under "Use of Proceeds." We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Notes as described below.

In anticipation of the sale of the Notes, we or our affiliates expect to enter into hedging transactions involving purchases of securities included in or linked to any of the Indices and/or listed and/or over-the-counter options or futures on Index Constituent Stocks or listed and/or over-the-counter options, futures or exchange-traded funds on any of the Indices prior to or on the trade date. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into. In this regard, we or our affiliates may:

+ acquire or dispose of long or short positions of securities of issuers of the Index Constituent Stocks,

+ acquire or dispose of long or short positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the level of any of the Indices or the value of the Index Constituent Stocks,

+ acquire or dispose of long or short positions in listed or over-the-counter options, futures, or exchange-traded funds or other instruments based on the level of other similar market indices or stocks, or

+  any combination of the above three.

We or our affiliates may acquire a long or short position in securities similar to any series of the Notes from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out any of our or their hedges on or before the final valuation date for any series of the Notes. That step may involve sales or purchases of the Index Constituent Stocks, listed or over-the-counter options or futures on Index Constituent Stocks or listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the level of any of the Indices or indices designed to track the performance of any of the Indices or other components of the U.S. equity markets.

The hedging activity discussed above may adversely affect the market value of the Notes from time to time. See "Risk Factors" on page S-11 for a discussion of these adverse effects.

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CAPITALIZATION OF UBS

The following table sets forth the consolidated capitalization of UBS in accordance with International Accounting Standards and translated into U.S. dollars.

AS OF MAY 31, 2003 (UNAUDITED)                                  CHF       USD
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                                                                (IN MILLIONS)
Debt

  Debt issued(1)............................................  148,601   114,351
                                                              -------   -------
  Total Debt................................................  148,601   114,351
Minority Interest(2)........................................    3,801     2,925
Shareholders' Equity........................................   37,172    28,604
                                                              -------   -------
Total capitalization........................................  189,574   145,880
                                                              =======   =======

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(1) Includes Money Market Paper and Medium Term Notes as per Balance Sheet position.

(2)  Includes Trust preferred securities.

Swiss franc (CHF) amounts have been translated into U.S. dollars (USD) at the rate of CHF 1 = USD 0.769515.

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SUPPLEMENTAL TAX CONSIDERATIONS

The following is a general description of certain United States federal and Swiss tax considerations relating to the Notes. It does not purport to be a complete analysis of all tax considerations relating to the Notes. Prospective purchasers of the Notes should consult their tax advisers as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of Switzerland and the United States of acquiring, holding and disposing of the Notes and receiving payments of interest, principal and/or other amounts under the Notes. This summary is based upon the law as in effect on the date of this prospectus supplement and is subject to any change in law that may take effect after such date.

SUPPLEMENTAL U.S. TAX CONSIDERATIONS

The discussion below supplements the discussion under "U.S. Tax Considerations" in the attached prospectus and is subject to the limitations and exceptions set forth therein. Except as otherwise noted under "Non-United States Holders" below, this discussion is only applicable to you if you are a United States holder (as defined in the accompanying prospectus).

In the opinion of our counsel, Sullivan & Cromwell LLP, it would be reasonable to treat the Notes as a pre-paid cash-settled forward contract with respect to the applicable Index Constituent Stocks and the terms of the Notes require you and us (in the absence of an administrative or judicial ruling to the contrary) to treat the Notes for all tax purposes in accordance with such characterization. If the Notes are so treated, you will recognize capital gain or loss upon the sale or maturity of your Notes in an amount equal to the difference between the amount you receive at such time and your tax basis in the Notes. In general, your tax basis in your Notes will be equal to the price you paid for it. Capital gain of a noncorporate United States holder is generally taxed at a maximum rate of 15% where the property is held more than one year.

Alternative Treatments. In the opinion of our counsel, Sullivan & Cromwell LLP, it would also be reasonable to treat the Notes as a debt instrument subject to the special tax rules governing contingent debt instruments. If the Notes are so treated, you would be required to accrue interest income over the term of your Notes based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your Notes. You would recognize gain or loss upon the sale or maturity of your Notes in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your Notes. In general, your adjusted basis in your Notes would be equal to the amount you paid for your Notes, increased by the amount of interest you previously accrued with respect to your Notes. Any gain you recognize upon the sale, redemption or maturity of your Notes would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your Notes, and thereafter, would be capital loss.

If the Notes are treated as a contingent debt instrument and you purchase your Notes in the secondary market at a price that is at a discount from, or in excess of, the adjusted issue price of the Notes, such excess or discount would not be subject to the generally applicable market discount or amortizable bond premium rules described in the accompanying prospectus but rather would be subject to special rules set forth in Treasury Regulations governing contingent debt instruments. Accordingly, if you purchase your Notes in the secondary market, you should consult your tax adviser as to the possible application of such rules to you.

Because of the absence of authority regarding the appropriate tax characterization of your Notes, it is possible that the Internal Revenue Service could seek to characterize your Notes in a manner that results in tax consequences to you that are different from those described above. For example, the

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Internal Revenue Service could characterize your Notes in part as a "non-equity option" that is subject to special "mark-to-market" rules under Section 1256 of the Internal Revenue Code. You should consult your tax adviser as to the tax consequences of such characterization and any possible alternative characterizations of your Notes for U.S. federal income tax purposes.

Non-United States Holders. If you are not a United States holder, you will not be subject to United States withholding tax with respect to payments on your Notes but you will be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your Notes unless you comply with certain certification and identification requirements as to your foreign status.

SUPPLEMENTAL TAX CONSIDERATIONS UNDER THE LAWS OF SWITZERLAND

TAX ON PRINCIPAL
Under present Swiss law, repayment of principal of the Notes by us is not subject to Swiss withholding tax (Swiss Anticipatory Tax), and payments to holders of the Notes who are non-residents of Switzerland and who during the taxable year have not engaged in trade or business through a permanent establishment within Switzerland will not be subject to any Swiss Federal, Cantonal or Municipal income tax.

GAINS ON SALE OR REDEMPTION
Under present Swiss law, a holder of the Notes who is a non-resident of Switzerland and who during the taxable year has not engaged in trade or business through a permanent establishment within Switzerland will not be subject to any Swiss Federal, Cantonal or Municipal income or other tax on gains realized during the year on the sale or redemption of a Note.

STAMP, ISSUE AND OTHER TAXES
There is no tax liability in Switzerland in connection with the issue and redemption of the Notes. However, the Notes sold through a bank or other dealer resident in Switzerland or Liechtenstein are subject to Turnover Tax.

RESIDENTS OF SWITZERLAND
If you are a Swiss resident investor and hold the Notes in your private property, you may treat any gain or loss realized upon the sale, redemption or repayment of the Notes as a tax-free capital gain or a non-deductible loss, respectively, provided, however, that you may have to report any element of adjustment for stock dividends or extraordinary dividends on the applicable Index included in the payment received from us at maturity as taxable investment income. If you are qualified as a professional dealer of securities for Swiss income tax purposes, you will have to include in taxable income capital gains and may deduct capital losses realized upon the sale, redemption or repayment of the Notes. If you are a Swiss resident investor holding the Notes in your business property or a foreign resident investor who holds the Notes through a permanent establishment within Switzerland, you must include income received and gains or losses realized in respect of the Notes in your taxable net income.

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ERISA CONSIDERATIONS

We, UBS Securities LLC (formerly known as UBS Warburg LLC), UBS Financial Services Inc. (formerly known as UBS PaineWebber Inc.) and other of our affiliates may each be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a "disqualified person" (within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code")) with respect to an employee benefit plan that is subject to ERISA and/or an individual retirement account that is subject to the Code ("Plan"). The purchase of the Notes by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates acts as a fiduciary as defined in Section 3(21) of ERISA and/or
Section 4975 of the Code ("Fiduciary") would constitute a prohibited transaction under ERISA or the Code unless acquired pursuant to and in accordance with an applicable exemption. The purchase of the Notes by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates does not act as a Fiduciary but for which any of the above entities does provide services could also be prohibited, but one or more exemptions may be applicable. Any person proposing to acquire any Notes on behalf of a Plan should consult with counsel regarding the applicability of the prohibited transaction rules and the applicable exemptions thereto. Upon purchasing the Notes, a Plan will be deemed to have represented that the acquisition, holding and, to the extent relevant, disposition of the Notes is eligible for relief under Prohibited Transaction Class Exemption ("PTCE") 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 or PTCE 96-23. The discussion above supplements the discussion under "ERISA Considerations" in the attached prospectus.

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SUPPLEMENTAL PLAN OF DISTRIBUTION

UBS has agreed to sell to UBS Securities LLC and UBS Financial Services Inc., and UBS Securities LLC and UBS Financial Services Inc. have agreed to purchase from UBS the aggregate principal amount of each series of the Notes specified on the front cover of this prospectus supplement. The Notes will be issued pursuant to a distribution agreement substantially in the form attached as an exhibit to the registration statement of which the accompanying prospectus forms a part. UBS Securities LLC and UBS Financial Services Inc. intend to resell the offered Notes at the original issue price applicable to each series of the offered Notes to be resold. UBS Securities LLC and UBS Financial Services Inc. may resell Notes to securities dealers at a discount of up to 1.25% from the original issue price applicable to the offered Notes. In the future, we or our affiliates may repurchase and resell the offered Notes in market-making transactions. For more information about the plan of distribution and possible market-making activities, see "Plan of Distribution" in the attached prospectus.

UBS may use this prospectus supplement and accompanying prospectus in the initial sale of any Notes. In addition, UBS, UBS Securities LLC, or any other affiliate of UBS may use this prospectus supplement and accompanying prospectus in a market-making transaction for any Notes after their initial sale. In connection with this offering, UBS, UBS Securities LLC, UBS Financial Services Inc., any other affiliate of UBS or any other securities dealers may distribute this prospectus supplement and accompanying prospectus electronically. Unless UBS or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus supplement and accompanying prospectus are being used in a market-making transaction.

You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of the document.

TABLE OF CONTENTS

---------------------------------------------

PROSPECTUS SUPPLEMENT

Prospectus Supplement Summary.........   S-1
Risk Factors..........................  S-11
The Indices...........................  S-16
Valuation of the Notes................  S-26
Specific Terms of the Notes...........  S-27
Use of Proceeds and Hedging...........  S-33
Capitalization of UBS.................  S-34
Supplemental Tax Considerations.......  S-35
ERISA Considerations..................  S-37
Supplemental Plan of Distribution.....  S-38

PROSPECTUS
Introduction..........................     3
Cautionary Note Regarding Forward-
  Looking Information.................     5
Incorporation of Information About UBS
  AG..................................     7
Where You Can Find More Information...     7
Presentation of Financial
  Information.........................     8
Limitations on Enforcement of U.S.
  Laws Against UBS AG, Its Management
  and Others..........................     9
Capitalization of UBS.................     9
UBS...................................    10
Use of Proceeds.......................    12
Description of Debt Securities We May
  Offer...............................    13
Description of Warrants We May Offer..    35
Legal Ownership and Book-Entry
  Issuance............................    52
Considerations Relating to Indexed
  Securities..........................    58
Considerations Relating to Securities
  Denominated or Payable in or Linked
  to a Non-U.S. Dollar Currency.......    61
U.S. Tax Considerations...............    64
Tax Considerations Under the Laws of
  Switzerland.........................    75
ERISA Considerations..................    77
Plan of Distribution..................    78
Validity of the Securities............    81
Experts...............................    81

[UBS AG LOGO]

Enhanced
Appreciation
Securities

UBS AG $14,000,000 NOTES
LINKED TO THE S&P 500(R) INDEX
DUE OCTOBER 29, 2004

UBS AG $5,500,000 NOTES
LINKED TO THE DOW JONES
INDUSTRIAL AVERAGE(SM)
DUE OCTOBER 29, 2004

UBS AG $8,500,000 NOTES
LINKED TO THE NASDAQ-100 INDEX(R)
DUE OCTOBER 29, 2004

PROSPECTUS SUPPLEMENT

JULY 24, 2003
(TO PROSPECTUS DATED FEBRUARY 27, 2003)

UBS INVESTMENT BANK
UBS FINANCIAL SERVICES INC.